UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Gevo, Inc.

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345 Inverness Drive South

Building C, Suite 310

Englewood, Colorado 80112

(303) 858-8358

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2018

To the Stockholders of Gevo, Inc.:

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Gevo, Inc. (the “Company”) will be held at 2:00 p.m., local time, on Wednesday, May 30, 2018, at the Company’s offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, for the following purposes:

1.	To elect two Class II directors to our Board of Directors to serve until the 2021 Annual Meeting of Stockholders;

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.01 per share, by a ratio of not less than one-for-two and not more than one-for-twenty at any time on or prior to June 5, 2018, with the exact ratio to be set at a whole number within this range by the Board of Directors of the Company in its sole discretion;

3.	To approve an amendment and restatement of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan;

4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you owned our common stock at the close of business on April 5, 2018, you may attend and vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our headquarters in Englewood, Colorado for the ten days prior to the date of the Annual Meeting for any purpose related to the Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. On or about April 17, 2018, we will commence mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2017 Annual Report on Form 10-K. We believe that this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet, which are available at http://materials.proxyvote.com/374396. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement and a form of proxy card or voting instruction card.

Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the Annual Meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

By Order of the Board of Directors,

Geoffrey T. Williams, Jr.
General Counsel & Secretary

April 12, 2018

Englewood, Colorado

345 Inverness Drive South

Building C, Suite 310

Englewood, Colorado 80112

(303) 858-8358

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors (the “Board of Directors”) of Gevo, Inc. (the “Company,” “we,” “us” or “our”) is soliciting proxies for its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 30, 2018 at 2:00 p.m. local time at its offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112.

On or about April 17, 2018, we will commence mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access this proxy statement and our 2017 Annual Report on Form 10-K (the “2017 Annual Report”) over the Internet, which are available at http://materials.proxyvote.com/374396. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, the 2017 Annual Report and a form of proxy card or voting instruction card. The Notice was sent to stockholders who owned our common stock at the close of business on April 5, 2018, the record date for the Annual Meeting (the “Record Date”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

QUESTIONS AND ANSWERS

Q:	Who may vote at the meeting?

A:	Our Board of Directors has fixed April 5, 2018 as the Record Date for the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of the Record Date, 22,705,355 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

Q:	What proposals will be voted on at the meeting?

A:	There are four proposals scheduled to be voted on at the Annual Meeting:

•	Election of two Class II nominees to our Board of Directors to serve until the 2021 Annual Meeting of Stockholders (“Proposal 1”);

•	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the outstanding shares of our common stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time on or prior to June 5, 2018, with the exact ratio to be set at a whole number within this range by the Board of Directors in its sole discretion (“Proposal 2” or the “Reverse Stock Split Proposal”); and

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•	Approval of the amendment and restatement of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) (“Proposal 3” or the “2010 Plan Amendment Proposal”);

•	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal 4”).

We will also consider any other business that properly comes before the Annual Meeting. As of the date hereof, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	Why is Proposal 2 (the Reverse Stock Split Proposal) being made at the meeting?

A:	The Board of Directors believes that the reverse stock split is necessary to maintain our listing on the NASDAQ Capital Market, and to provide us with resources and flexibility, with respect to raising capital, sufficient to execute our business plans and strategy, and improve the marketability and liquidity of our common stock. In addition, the delisting of our common stock from a national securities exchange would constitute a “fundamental change” under the indenture governing our 2020 Notes (as defined in Proposal 2 below), which would give holders the right to require us to repurchase the 2020 Notes. The repurchase of the 2020 Notes as a result of a fundamental change would likely render us insolvent and result in some type of bankruptcy, insolvency, liquidation, or reorganization event for the Company.

Q:	Why is Proposal 3 (the 2010 Plan Amendment Proposal) being made at the meeting?

A:	The Board of Directors believes that the future success of the Company depends, in large part, upon our ability to attract, retain and motivate key employees and that the granting of equity awards serves as an important factor in retaining key employees. Due to the limited number of shares remaining available for issuance under the 2010, we have been unable to grant any meaningful equity awards to employees and directors of the Company since 2015. Without the ability to provide equity compensation, we may be unable to attract and retain key employees. If this proposal is approved, we intend to provide equity incentives to existing key employees as well as to certain newly hired employees, if any, and our independent directors.

Q:	What is the quorum requirement for the meeting?

A:	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock are represented in person or by proxy at the Annual Meeting. At the close of business on the Record Date, there were 22,705,355 shares of common stock outstanding. Thus, a total of 22,705,355 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 11,352,678 votes must be represented at the Annual Meeting in person or by proxy to have a quorum. The inspector of elections appointed for the meeting by our Board of Directors will count the shares represented in person or by proxy at the Annual Meeting to determine whether or not a quorum is present.

Your shares will be counted as present at the Annual Meeting if you:

•	are present and entitled to vote in person at the meeting; or

•	have voted over the Internet or by telephone, or properly submitted a proxy card or voting instruction card.

Both abstentions and broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for the purpose of determining the presence of a quorum. In the event that we are unable to obtain a quorum, the chairperson of the meeting or a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

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Q:	How are votes counted at the meeting?

A:	In the election of directors (Proposal 1), you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For Proposals 2, 3 and 4, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you provide specific instructions in your proxy card or voting instruction card with regard to a certain item, your shares will be voted as you instruct on such items. If you are a stockholder of record and you sign and return your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. See “What are the recommendations of the Board of Directors?” below.

Q:	What votes are required to elect directors and to approve the other proposals at the meeting?

A:	For Proposal 1, the election of directors, members of the Board of Directors are elected by a plurality of the votes cast. The candidates who receive the greatest number of votes “FOR” will be elected directors. “WITHHOLD” votes and broker non-votes will have no effect on the outcome of this proposal. Cumulative voting is not permitted for the election of directors.

Proposal 2, the Reverse Stock Split Proposal, requires the affirmative vote of at least a majority of our issued and outstanding shares entitled to vote either in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal.

Proposal 3, the 2010 Plan Amendment Proposal, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 4, the ratification of our independent registered public accounting firm, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal.

Q:	What are the recommendations of the Board of Directors?

A:	The Board of Directors recommends that you vote as follows:

•	“FOR” each of the Class II director nominees to the Board of Directors (Proposal 1);

•	“FOR” the Reverse Stock Split Proposal (Proposal 2);

•	“FOR” the 2010 Plan Amendment Proposal (Proposal 3); and

•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 4).

Q:	What is the frequency of the Company’s “Say-on-Pay” advisory vote?

A:	At our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), we held an advisory vote on executive compensation of our named executive officers and on the frequency of holding future advisory votes on the compensation of our named executive officers. At the 2017 Annual Meeting, our stockholders approved the proposal to hold advisory votes on executive compensation for our named executive officers once every two years. Consistent with the preference expressed by our stockholders, stockholders will have an opportunity to cast an advisory vote on the compensation of our named executive officers at the 2019 Annual Meeting of Stockholders. Stockholders will have an opportunity to cast an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers at least every six years. The next advisory vote on the frequency of future advisory votes on the compensation of our named executive officers will occur no later than the 2023 Annual Meeting of Stockholders.

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Q:	What does it mean if I receive more than one set of proxy materials?

A:	If you received more than one Notice (or full set of printed proxy materials), each containing a different control number, this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent, American Stock Transfer & Trust Company, and accounts with a broker, bank or other holder of record. Please vote all proxy cards for which you receive a Notice (or full set of printed proxy materials) to ensure that all of your shares are voted.

Q:	How can I get electronic access to the proxy materials?

A:	You can view the proxy materials on the Internet at http://materials.proxyvote.com/374396. Please have your control number available. Your control number can be found on your Notice(s) or proxy card included in the full set of proxy materials.

Q:	How may I vote my shares in person at the meeting?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As a stockholder of record, you have the right to vote in person at the Annual Meeting.

If your shares are held in an account at a brokerage firm, bank, dealer or other similar organization, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other agent that holds your shares, giving you the right to vote the shares at the Annual Meeting.

The meeting will be held at our offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. You can find directions to our offices on our website at http://www.gevo.com/contact.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other agent. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

By Internet — If you have Internet access, you may vote your shares by logging into the secure website, which will be listed on your Notice and following the instructions provided.

By Telephone — If you have telephone access, you may vote your shares by calling the toll-free number listed on the proxy card and following the instructions provided.

By Mail — If you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on May 29, 2018. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

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We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of Record — If, at the close of business on the Record Date, you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name — If, at the close of business on the Record Date, you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of Proposals 1 and 3, provided a quorum is established. However, because the required vote for Proposal 2 is based on the number of shares of common stock issued and outstanding, broker non-votes will have the same effect as a vote “AGAINST” the Proposal.

Q:	Which ballot measures are considered “routine” or “non-routine?”

A:	We believe that Proposal 2, regarding the amendment of our Certificate of Incorporation to effect a reverse stock split, will be considered a routine matter under applicable rules. Proposal 4, regarding the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, is also considered a routine matter under applicable rules. A broker, bank or other holder of record may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2 or 4. Proposal 1, regarding the election of directors, and Proposal 3, regarding the amendment of the 2010 Plan, are generally considered non-routine matters under applicable rules. A broker, bank or other agent cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 3.

If you hold your shares in street name and you do not instruct your bank, broker, or other agent how to vote your shares on Proposals    1 and 3, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted.

Q:	How can I revoke my proxy and change my vote after I return my proxy card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date, by voting by using the Internet or by telephone, either of which must be completed by 11:59 p.m. Eastern Daylight Time on May 29, 2018 (your latest Internet or telephone proxy will be counted); or by attending the meeting and voting in person. Attending the Annual Meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.

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Q:	Who will pay the costs of this proxy solicitation?

A:	We will bear the entire cost of solicitation of proxies, including maintenance of the Internet website used to access the proxy materials; maintenance of the Internet website used to vote; and preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders who request paper copies of such materials. We have retained D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies. We expect to pay D.F. King a fee of $7,500, plus reimbursement of reasonable expenses. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we may reimburse them for their costs in forwarding the solicitation materials to such beneficial owners.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 30, 2018: The Notice of Annual Meeting, 2017 Annual Report, proxy statement and proxy card are available online at http://materials.proxyvote.com/374396.

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PROPOSAL 1

ELECTION OF DIRECTORS

Overview

Our Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one third of the total number of directors constituting the entire Board of Directors and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

There are currently six directors serving on the Board of Directors and three vacancies. Our Amended and Restated Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office, even if less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

At this Annual Meeting, the term of the following Class II directors will expire: Andrew J. Marsh and Johannes Minho Roth. The Nominating and Corporate Governance Committee of our Board of Directors (the “Nominating and Corporate Governance Committee”) has recommended that each of Andrew J. Marsh and Johannes Minho Roth be elected to serve as Class II directors at the Annual Meeting.

Our stockholders will vote for the Class II director nominees listed above to serve until our 2021 Annual Meeting of Stockholders and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. The members of our Board of Directors who are Class III and Class I directors will be considered for nomination for election in 2019 and 2020, respectively.

Nominees for Election as Class II Directors with Terms Expiring in 2021

The nominees listed below have been recommended by the Nominating and Corporate Governance Committee to be elected to serve as Class II directors. There are no family relationships among our directors or executive officers. If either nominee is unable or declines to serve as a director, the Board of Directors may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.

Andrew J. Marsh, age 62, has served as a director since February 2015 and serves on our Compensation Committee (Chair). Since April 2008, Mr. Marsh has served as President and Chief Executive Officer of Plug Power Inc., an alternative energy technology provider engaged in the design, development, manufacture, and commercialization of fuel cell systems for the industrial off-road markets worldwide. Previously, Mr. Marsh was a co-founder of Valere Power (“Valere”), where he served as Chief Executive Officer and a board member from Valere’s inception in 2001 through its sale to Eltek ASA in 2007. Prior to founding Valere, Mr. Marsh spent almost 18 years with Lucent Bell Laboratories in a variety of sales and technical management positions. Mr. Marsh is a member of the board of directors for the California Hydrogen Business Council, a non-profit group comprised of organizations and individuals involved in the business of hydrogen. We believe Mr. Marsh’s qualifications to sit on our Board of Directors include his years of experience as an executive in the alternative energy industry.

Johannes Minho Roth, age 39, has served as a director since July 2015 and serves on our Audit Committee. Since 2006, Mr. Roth has served as the Chief Executive Officer, Managing Director, Fund Manager

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and a member of the board of directors of FiveT Capital Holding AG, a Switzerland based investment holding company with a portfolio of equity stakes in privately owned financial technology, risk and asset management related companies. From 1999 to 2006, Mr. Roth served as an Equity Specialist Trader and Proprietary Trader at Baader Bank AG. Since April 2013, Mr. Roth has served as a member of the board of directors for Plug Power Inc. Mr. Roth also serves as a member of the Supervisory Board at Insilico Biotechnology AG, a director of ProMIS Neurosciences Inc. and a director at Phorm Corporation Limited. We believe Mr. Roth’s qualifications to sit on our Board of Directors include his years of experience in the banking and financial services industries.

Vote Required and Board of Directors Recommendation

The affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting is required to elect Andrew J. Marsh and Johannes Minho Roth as Class II directors to serve until the 2021 Annual Meeting of Stockholders. A “plurality” means, with regard to the election of directors that the nominee for director receiving the greatest number of “FOR” votes from the votes cast at the Annual Meeting will be elected. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Proxies cannot be voted for a greater number of persons than two, the number of nominees named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE.

Incumbent Class III Directors with Terms Expiring in 2019

William H. Baum, age 72, has served as a director of the Company since January 2016 and serves on our Nominating and Corporate Governance Committee. Since January 2015, Mr. Baum has operated a consulting business advising small biofuel and renewable chemical companies on a variety of commercial matters. Bill served as Chief Business Development Officer of Genomatica, Inc. from September 2010 until April 2014. From August 1997 to September 2010, Mr. Baum served in various roles at Diversa Corporation (now known as Verenium Corporation), a biotechnology company focused on the development of biofuels, including Vice President Sales and Marketing from August 1997 to November 1999, Senior Vice President, Business Development from November 1999 to July 2002 and Executive Vice President, Business Development from July 2002 to August 2010. Prior to joining Diversa, Mr. Baum served as the Vice President of Global Sales and Marketing at International Specialty Products, Inc., a specialty chemicals company, and held a variety of executive positions, both in the United States and internationally, at Betz Laboratories, Inc., a specialty chemicals company. Mr. Baum currently serves as a director on the Board of Directors for Watt Companies, Inc., Leaf Resources Limited and Arzeda Corporation. We believe Mr. Baum’s qualifications to sit on our Board of Directors include his business development experience in the biofuels and biotechnology industries.

Gary W. Mize, age 67, has served as a director of the Company since September 2011 and serves on the Audit Committee (Chair) and Compensation Committee. Since October 2009, Mr. Mize has held the position of partner and owner at MR & Associates. Since May 2016, Mr. Mize has served as a director of Darling Ingredients Inc. and as a member of its audit committee and compensation committee. Mr. Mize also served as non-executive Chairman at Ceres Global AG from December 2007 to April 2010, and has served as an independent director of Ceres Global AG and a member of its audit committee (Chair) since October 2013. In addition, Mr. Mize served Noble Group, Hong Kong, as Global Chief Operating Officer and Executive Director from July 2003 to December 2005 and Non-Executive Director from December 2005 to December 2006. Previously, he was President of the Grain Processing Group at ConAgra Foods, Inc., President and Chief Executive Officer of ConAgra Malt and held various positions at Cargill, Inc. Mr. Mize brings international business experience to the Board of Directors having previously held expatriate positions in Switzerland, Brazil and Hong Kong. We believe Mr. Mize’s qualifications to sit on our Board of Directors include his international experience, coupled with more than 37 years of experience in agribusiness.

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Incumbent Class II Directors with Terms Expiring in 2020

Ruth I. Dreessen, age 62, has served as a director of the Company since March 2012. Since 2010, Ms. Dreessen has served as Managing Director of Lion Chemical Partners, LLC, a private equity firm focused on the chemical and related industries. Prior to joining Lion Chemical Partners, Ms. Dreessen served as the Executive Vice President and Chief Financial Officer of TPC Group Inc. from 2005 to 2010. Before joining TPC Group, Ms. Dreessen served as Senior Vice President, Chief Financial Officer and Director of Westlake Chemical Corporation. She spent 21 years at JP Morgan Securities and predecessor companies, ultimately as a Managing Director of chemicals investment banking.

Ms. Dreessen serves as the independent Chairman of the Board of Directors and is also a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (Chair). Since January 2018, Ms. Dreessen has served on the Board of Andeavor Logistics LP. She previously served on the boards of Targa Resources LP, Versar, Inc., the Georgia Gulf Corporation, Westlake Chemical Corporation and the Better Minerals & Aggregates Corporation. We believe Ms. Dreessen’s qualifications to sit on our Board of Directors include her years of experience as an executive in the chemicals industry and her experience sitting on our Board of Directors and the boards of other public companies.

Patrick R. Gruber, age 57, has served as Chief Executive Officer and a director of the Company since 2007. Prior to joining the Company, from 2005 to 2007, Mr. Gruber was President and Chief Executive Officer of Outlast Technologies, Inc. (“Outlast Technologies”), a technology and marketing company primarily serving the textile industry, where he was responsible for all aspects of Outlast Technologies’ business. Previously, Mr. Gruber co-founded NatureWorks LLC (formerly Cargill Dow, LLC) (“NatureWorks”) and served as Vice President, Technology and Operations, and Chief Technology Officer from 1997 to 2005, where he was responsible for all aspects of the business’ project, application and process technology development. From 2007 to May 2012, Mr. Gruber served on the board of directors of Segetis, Inc. From 2007 to January 2012, Mr. Gruber served on the board of directors of Green Harvest Technologies, LLC and from 2007 to 2008, he served on the board of directors of Outlast Technologies. In 2011, Mr. Gruber was awarded the University of Minnesota Outstanding Achievement Award. In 2008, Mr. Gruber was awarded the first ever George Washington Carver Award, recognizing significant contributions by individuals in the field of industrial biotechnology and its application in biological engineering, environmental science, biorefining and biobased products.

We believe Mr. Gruber’s qualifications to sit on our Board of Directors include his day to day knowledge of our company and its operations and his deep experience in our industry.

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PROPOSAL 2

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD

TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

Overview

The Board of Directors has determined that it is advisable and in the Company’s and its stockholders’ best interests that the Board of Directors be granted the authority to implement a reverse stock split of the outstanding shares of our common stock at any time on or prior to June 5, 2018, at a ratio of not less than one-for-two and not more than one-for-twenty, with the exact ratio to be set at a whole number within this range by the Board of Directors in its sole discretion. Accordingly, stockholders are asked to approve an amendment to our Certificate of Incorporation to effect a reverse stock split consistent with such terms and to grant authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing and ratio.

The Board of Directors strongly believes that the reverse stock split is necessary for the following reasons:

1.	To maintain our listing on the NASDAQ Capital Market; and

2.	To avoid a “fundamental change” under the indenture governing our 12% convertible senior secured notes due 2020 (the “2020 Notes”), which would require us to repurchase all of the outstanding 2020 Notes.

3.	To provide us with resources and flexibility, with respect to our capital, sufficient to execute our business plans and strategy, and improve the marketability and liquidity of our common stock.

Accordingly, the Board of Directors has approved a resolution proposing an amendment to our Certificate of Incorporation to allow for the reverse stock split and directed that it be submitted for approval at the Annual Meeting.

Should we receive the required stockholder approval for Proposal 2, the Board of Directors will have the sole authority to elect, at any time on or prior to June 5, 2018, and without the need for any further action on the part of our stockholders: (i) whether or not to effect a reverse stock split; and (ii) if so, the number of whole shares of our common stock, between and including two and twenty, which will be combined into one share of our common stock. Notwithstanding approval of the reverse stock split by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If the Board of Directors does not implement a reverse stock split on or prior to June 5, 2018, stockholder approval again would be required prior to implementing any reverse stock split.

In determining which reverse stock split ratio to implement, if any, following receipt of stockholder approval, the Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the reverse stock split on the trading market for our common stock in the short- and long-term;

•	our ability to continue our listing on the NASDAQ Capital Market;

•	which reverse stock split ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions

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Failure to approve the amendment could have serious, adverse effects on the Company and its stockholders. We could be delisted from the NASDAQ Capital Market because shares of our common stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing. If the NASDAQ Capital Market delists our common stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and become avoided by retail and institutional investors, resulting in the impaired liquidity of our shares.

The text of the form of the proposed amendment to our Certificate of Incorporation, which assumes the approval of Proposal 2 and that the Board of Directors decides to implement the reverse stock split, is attached hereto as Appendix A. By approving this Proposal 2, stockholders will approve an amendment to our Certificate of Incorporation pursuant to which any whole number of outstanding and treasury shares between and including two and twenty could be combined into one share of our common stock, and authorize the Board of Directors to file such amendment, as determined by the Board of Directors in the manner described herein. The Board of Directors may also elect not to undertake any reverse stock split.

Certain of our officers and directors have an interest in the reverse stock split as a result of their ownership of common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Reason for the Reverse Stock Split

To maintain our listing on the NASDAQ Capital Market.

By potentially increasing our stock price, a reverse stock split would reduce the risk that our common stock could be delisted from the NASDAQ Capital Market. To continue our listing on the NASDAQ Capital Market, we must comply with NASDAQ Listing Rules, which requirements include a minimum bid price of $1.00 per share. On June 21, 2017, we received a deficiency letter from the Listing Qualifications Department of the NASDAQ Stock Market, notifying us that, for the prior 30 consecutive business days, the closing bid price of our common stock was not maintained at the minimum required closing bid price of at least $1.00 per share as required for continued listing on the NASDAQ Capital Market. In accordance with NASDAQ Listing Rules, we had an initial compliance period of 180 calendar days, to regain compliance with this requirement. On December 20, 2017, the NASDAQ Stock Market granted us an additional 180 calendar days, or until June 18, 2018, to regain compliance. To regain compliance, the closing bid price of our common stock must be $1.00 per share or more for a minimum of 10 consecutive business days at any time before June 18, 2018. The determination by the NASDAQ Stock Market to grant the second compliance period was based on our meeting of the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the NASDAQ Capital Market, with the exception of the bid price requirement, and our written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If we do not regain compliance by that date in accordance with terms of the notice, the NASDAQ Stock Market will provide written notice that our securities will be subject to delisting from the NASDAQ Capital Market. In that event, we may appeal the decision to a NASDAQ Listing Qualifications Panel (the “Panel”). In the event of an appeal, our securities would remain listed on the NASDAQ Capital Market pending a written decision by the Panel following a hearing. In the event that the Panel determines not to continue our listing and we are delisted from the NASDAQ Capital Market, our common stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

The Board of Directors has considered the potential harm to the Company and its stockholders should the NASDAQ Stock Market delist our common stock from the NASDAQ Capital Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons.

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The Board of Directors believes that a reverse stock split is a potentially effective means for us to maintain compliance with NASDAQ Listing Rules and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the NASDAQ Capital Market by producing the immediate effect of increasing the bid price of our common stock.

To avoid a “fundamental change” under the indenture governing our 2020 Notes.

The delisting of our common stock from a national securities exchange would constitute a “fundamental change” under the indenture governing our 2020 Notes. In such circumstance, each holder of the 2020 Notes would have the right to require the Company to repurchase such holder’s 2020 Notes at 100% plus accrued and unpaid interest through, but not including, the repurchase date. In addition, we would also be required to pay the holders of the 2020 Notes a fundamental change make-whole payment equal to the aggregate amount of interest that would have otherwise been payable on such 2020 Notes, to, but not including, the maturity date of such notes. The repurchase of the 2020 Notes as a result of a fundamental change would likely render us insolvent and result in some type of bankruptcy, insolvency, liquidation, or reorganization event for the company. Such an event could result in substantial dilution to investors in our common stock, including a total loss of your investment.

To provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy.

The Board of Directors believes that the increased market price of our common stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. A reverse stock split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock. A reverse stock split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price and have the desired effect of maintaining compliance with NASDAQ Listing Rules.

The Board of Directors expects that a reverse stock split of our common stock will increase the market price of our common stock so that we are able to regain and maintain compliance with the NASDAQ minimum bid price. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances, including our previous reverse stock splits is varied. It is possible that (i) the per share price of our common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, (ii) the market price per post-reverse stock split share may not

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exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time or (iii) the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks, or result in increased trading volume or liquidity. Even if we effect a reverse stock split, the market price of our common stock may decrease due to factors unrelated to the stock split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Even if the market price per post-reverse stock split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including NASDAQ requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

The proposed reverse stock split may decrease the liquidity of our stock.

The liquidity of our capital stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board of Directors or render tender offers for a combination with another entity more difficult to successfully complete. The Board of Directors does not intend for the reverse stock split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. Except to the extent that whole shares will be exchanged in lieu of fractional shares as described below, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us and proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split. The number of stockholders of record also will not be affected by the proposed reverse stock split, except to the extent that whole shares will be exchanged in lieu of fractional shares as described below.

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The following table contains approximate information relating to our common stock under the proposed reverse stock split ratios, without giving effect to any adjustments for fractional shares of common stock, as of December 31, 2017:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Issuance(1)	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	250,000,000	21,811,059	36,090,850	192,098,091
Post-Reverse Stock Split 1:2	250,000,000	10,905,530	18,045,425	221,049,045
Post-Reverse Stock Split 1:3	250,000,000	7,270,353	12,030,284	230,699,363
Post-Reverse Stock Split 1:4	250,000,000	5,452,765	9,022,713	235,524,522
Post-Reverse Stock Split 1:5	250,000,000	4,362,212	7,218,170	238,419,618
Post-Reverse Stock Split 1:6	250,000,000	3,635,177	6,015,142	240,349,681
Post-Reverse Stock Split 1:7	250,000,000	3,115,866	5,155,836	241,728,298
Post-Reverse Stock Split 1:8	250,000,000	2,726,383	4,511,357	242,762,260
Post-Reverse Stock Split 1:9	250,000,000	2,423,451	4,010,095	243,566,454
Post-Reverse Stock Split 1:10	250,000,000	2,181,106	3,609,085	244,209,809
Post-Reverse Stock Split 1:11	250,000,000	1,982,824	3,280,987	244,736,189
Post-Reverse Stock Split 1:12	250,000,000	1,817,589	3,007,571	245,174,840
Post-Reverse Stock Split 1:13	250,000,000	1,677,774	2,776,220	245,546,006
Post-Reverse Stock Split 1:14	250,000,000	1,557,933	2,577,918	245,864,149
Post-Reverse Stock Split 1:15	250,000,000	1,454,071	2,406,057	246,139,872
Post-Reverse Stock Split 1:16	250,000,000	1,363,192	2,255,679	246,381,129
Post-Reverse Stock Split 1:17	250,000,000	1,283,004	2,122,992	246,594,004
Post-Reverse Stock Split 1:18	250,000,000	1,211,726	2,005,048	246,783,226
Post-Reverse Stock Split 1:19	250,000,000	1,147,951	1,899,519	246,952,530
Post-Reverse Stock Split 1:20	250,000,000	1,090,553	1,804,543	247,104,904

(1) The	pre-reverse stock split number of shares of our common stock reserved for future issuance includes the following, as of December 31, 2017:

•	36,002,965 shares reserved for issuance pursuant to outstanding options, restricted stock units, warrants or rights to acquire from the Company, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance by the Company of, common stock;

•	133,607 shares of common stock available for future grant under our 2010 Plan (not taking into account any additional shares approved pursuant to Proposal 3); and

•	3,802 shares of common stock available for issuance pursuant to our Employee Stock Purchase Plan.

If the proposed reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of our common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

After the effective date of the reverse stock split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on the NASDAQ Capital Market under the symbol “GEVO,” although it is likely that the NASDAQ Stock Market would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the reverse stock split to indicate that the reverse stock split had occurred.

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Effect on Warrants

The reverse stock split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of the warrants to purchase 7,193,766 shares of common stock issued by the Company, in accordance with the reverse stock split ratio determined by the Board of Directors (all figures are as of December 31, 2017).

The adjustments to the warrants, as required by the reverse stock split and in accordance with the reverse stock split ratio as determined by the Board of Directors, would result in approximately the same aggregate price being required to be paid under such warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split.

Effect on 2010 Plan and Employee Stock Purchase Program

As of December 31, 2017, we had 49,524 shares of common stock reserved for issuance pursuant to the exercise of outstanding options or settlement of outstanding restricted stock units issued under our 2006 Omnibus Securities and Incentive Plan and our 2010 Plan. Pursuant to the terms of these plans, the Board of Directors or a committee thereof, as applicable, will adjust the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the plans to equitably reflect the effects of the reverse stock split. The number of shares subject to vesting under restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares.

Furthermore, the number of shares available for future grant under the 2010 Plan and the number of shares available for purchase under our Employee Stock Purchase Plan will be similarly adjusted. As of March 23, 2018, there were 133,607 shares available for issuance under the 2010 Plan and 3,802 shares of common stock available for future grant under our Employee Stock Purchase Plan.

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. On the effective date, shares of our common stock issued and outstanding and shares of common stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this proposal. If the proposed amendment is not approved by our stockholders, a reverse stock split will not occur.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the reverse stock split will automatically be entitled to receive an additional share of common stock. In other words, any fractional share will be rounded up to the nearest whole number.

Record and Beneficial Stockholders

If the reverse stock split is authorized by the stockholders and the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our common stock they hold after the reverse stock split.

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Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the reverse stock split is authorized by the stockholders and the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the reverse stock split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for post-reverse stock split shares, including whole shares to be issued in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split rounded up to the nearest whole share. No new post-reverse stock split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the exchange ratio of the reverse stock split. We will reclassify prior period per share amounts and the Consolidated Statements of Stockholders’ Equity for the effect of the reverse stock split for any prior periods in our financial statements and reports such that prior periods are comparable to current period presentation. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to Proposal 2 and we will not independently provide the stockholders with any such right if the reverse stock split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split to a stockholder that is a “U.S. Holder,” as defined below. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences, including gift or estate taxes and the Medicare contribution tax on net investment income. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, stockholders that received common stock as compensation

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for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for federal income tax purposes. This summary also assumes that you are a U.S. Holder who has held, and will hold, shares of common stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase common stock in anticipation of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term U.S. Holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split.

No gain or loss should be recognized by a U.S. Holder upon such U.S. Holder’s exchange of pre-reverse stock split shares of common stock for post-reverse stock split shares of common stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. Special tax basis and holding period rules may apply to U.S. Holders that acquired different blocks of stock at different prices or at different times.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

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Vote Required and Board of Directors Recommendation

In accordance with our Certificate of Incorporation, Delaware law and the NASDAQ Listing Rules, approval and adoption of Proposal 2 requires the affirmative vote of at least a majority of our issued and outstanding shares entitled to vote either in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON STOCK BY A RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-TWENTY AT ANY TIME ON OR PRIOR TO JUNE 5, 2018, WITH THE EXACT RATIO TO BE SET AT A WHOLE NUMBER WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION.

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PROPOSAL 3

AMENDMENT AND RESTATEMENT OF THE

GEVO, INC. AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

On March 30, 2018, the Board, upon the recommendation of the Compensation Committee, approved, subject to stockholder approval, the amendment and restatement of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan (as amended, the “2010 Plan”) to, among other things, increase the number of shares reserved for issuance under the 2010 Plan. The Board is asking stockholders to approve the amendment and restatement of the 2010 Plan.

As of March 23, 2018, there were 133,607 shares available for issuance under the 2010 Plan, which the Board believes is insufficient to meet the Company’s business objectives and strategies. Due to the limited number of shares remaining available for issuance under the 2010 Plan, we have been unable to grant any significant equity awards to employees and directors of the Company since 2015.

The Board of Directors believes that the future success of the Company depends, in large part, upon our ability to attract, retain and motivate key employees and that the granting of equity awards serves as an important factor in retaining key employees. Without the ability to provide equity compensation, we may be unable to attract and retain key employees. If this proposal is approved, we intend to provide equity incentives to existing key employees as well as to certain newly hired employees, if any, and our independent directors.

The amendment and restatement of the 2010 Plan proposes to increase in the number of authorized shares by a number equal to 20% of the outstanding shares of our common stock as of June 15, 2018. Assuming the outstanding shares of our common stock as of June 15, 2018 is 22,600,849 shares (the shares outstanding as of February 28, 2018), the current number of authorized shares under the 2010 Plan when combined with 20% of our outstanding shares of common stock, would result in an aggregate number of shares reserved for issuance under our 2010 Plan that is equal to 20.6% of our issued and outstanding common stock (7.9% on a fully diluted basis).

The proposed increase in the authorized shares was determined by comparing our past option and other equity incentive grants to key employees and newly hired employees to our current hiring and retention plan, planned grants to certain key employees as a retention tool, contracted fair value amounts included in the employment agreements of certain of our executive officers, and the current trading price of our common stock. The Board and the Compensation Committee believe that the use of a percentage of our outstanding common stock to determine the number of additional shares to be added to the 2010 Plan is appropriate due the uncertainty of the number of shares to be outstanding after the completion of the proposed reverse stock split as set forth in Proposal 2 in this proxy statement, and not wanting to approve an unusually high number of shares for issuance under the 2010 Plan that is not in the best interests of the Company or stockholders.

In sum, the Board of Directors believes that the proposed amendment of the 2010 Plan to increase the number of shares available for issuance under the 2010 Plan is reasonable and in the best interests of our Company and our stockholders. The Board of Directors recommends a vote “FOR” this proposal to amend and restate the 2010 Plan.

The amendment and restatement of the 2010 Plan also revises Section 1 of the 2010 Plan to delete the last sentence of Section 1(a) and to delete Section 1(e) in its entirety. The deletion of these clauses is proposed in order to give additional flexibility to the Board to issue equity awards under plans and programs separate from the 2010 Plan. For example, under NASDAQ Rule 5635(c), a NASDAQ-listed company is permitted to issue inducement awards to new employees outside of a shareholder-approved equity plan under certain circumstances. Such inducement awards are currently not permitted under the 2010 Plan without the changes set forth in the

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amendment and restatement of the 2010 Plan. The amendment and restatement of the 2010 Plan also adds a limit as to the number of incentive stock options that can be granted under the 2010 Plan, as adjusted pursuant to the 2010 Plan.

The following is a brief description of the 2010 Plan. A copy of our proposed 2010 Plan is attached as Appendix B to this proxy statement and is incorporated herein by reference. The following description of the 2010 Plan is a summary of certain important provisions and does not purport to be a complete description of the 2010 Plan. Please see Appendix B for more detailed information.

Background

The 2010 Plan was established for the following purposes: (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of Plan participants with those of the Company’s stockholders.

No awards under the 2010 Plan occurred before the closing of our initial public offering. Although the amount and nature of future awards have not yet been determined, the 2010 Plan authorizes discretionary awards in the form of stock options, stock appreciation rights (“SARs”), restricted shares or units, unrestricted shares, deferred share units, performance awards and dividend equivalent rights. Our Board believes that we need the flexibility, acting primarily through our Compensation Committee, both to have an ongoing reserve of common stock available for future equity-based awards.

Share Reserve

Subject to Section 3(b) and Section 13 in the 2010 Plan, the aggregate number of shares which may be issued pursuant to awards under the 2010 Plan is the sum of (i) 218,571 shares, plus (ii) an amount equal to 20% of our issued and outstanding shares of common stock as of June 15, 2018. The number of shares reserved for issuance pursuant to awards under the 2010 Plan will be increased by the number of shares of common stock that are subject to awards under the 2006 Plan as of the effective date that subsequently expire, or are forfeited, cancelled, settled or become unexercisable without the issuance of shares. Likewise, the shares of our common stock that are subject to an award under the 2010 Plan that expire, or are forfeited, cancelled, settled or become unexercisable without the issuance of shares, will again be available for subsequent awards. In addition, future awards under the 2010 Plan may occur with respect to shares of our common stock that we refrain from otherwise delivering pursuant to an award as payment of either the exercise price of an award or applicable withholding and employment taxes. We do not expect to receive cash consideration for the granting of awards under the 2010 Plan. Notwithstanding the other provisions to the contrary, the maximum number of shares of common stock that may be issued upon the exercise of incentive stock options shall equal 3,000,000 shares, as such number may be adjusted pursuant to the 2010 Plan.

Administration

Administration of the 2010 Plan will be carried out by our Compensation Committee; provided that our Board may act in lieu of the Compensation Committee at any time. Either our Compensation Committee or our Board may delegate its authority under the 2010 Plan to one or more officers but it may not delegate its authority with respect to making awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term administrator means the Compensation Committee, or the Board or its delegate if acting in lieu of the committee. The 2010 Plan provides that we and our affiliates will indemnify members of the administrative committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the 2010 Plan. The 2010 Plan will release these individuals from liability for good faith actions associated with the 2010 Plan’s administration.

Subject to the terms of the 2010 Plan, the administrator has express authority to determine the eligible persons who will receive awards, the number of shares of our common stock to be covered by each award, and

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the terms and conditions of awards. The administrator has broad discretion to prescribe, amend and rescind rules relating to the 2010 Plan and its administration, to interpret and construe the 2010 Plan and the terms of all award agreements, and to take all actions necessary or advisable to administer the 2010 Plan. Within the limits of the 2010 Plan, the administrator may accelerate the vesting of any awards, allow the exercise of unvested awards, and may modify, replace, cancel or renew any awards. In addition, the administrator may buy-out, or replace, any award, including a stock option or SAR having an exercise price that is above the current fair market value of the underlying shares, with stockholder approval being generally required if options or SARs are granted or modified as part of a re-pricing.

Types of Awards

The administrator may grant options that are intended to qualify as incentive stock options, which we refer to as ISOs, only to employees, and may grant all other awards to any eligible persons. Stock options granted under the 2010 Plan will provide award recipients, or participants, with the right to purchase shares of our common stock at a predetermined exercise price. The administrator may grant stock options that are intended to qualify as ISOs or that are not intended to so qualify, which we refer to as Non-ISOs. The 2010 Plan also provides that ISO treatment may not be available for stock options that become first exercisable in any calendar year to the extent the value of the shares that are the subject of the stock option exceed $100,000, based upon the fair market value of the shares of our common stock on the option grant date.

A SAR generally permits a participant who receives it to receive, upon exercise, cash and/or shares of our common stock equal in value to the excess of the fair market value, on the date of exercise, of the shares of our common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares. The administrator may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage.

The exercise price of ISOs, Non-ISOs and SARs may not be less than 100% of the fair market value, on the grant date, of the shares of our common stock subject to the award, although the exercise price of ISOs may not be less than 110% of such fair market value for participants who own more than 10% of our shares of common stock on the grant date. To the extent vested and exercisable in accordance with the agreement granting them, a stock option or SAR may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to stock options, unless otherwise provided in an award agreement, payment of the exercise price may be made in any of the following forms, or combination of them: cash or check in US dollars, certain shares of our common stock or a cashless exercise under a program the administrator approves

The term over which participants may exercise stock options and SARs may not exceed 10 years from the date of grant; five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of our outstanding shares of common stock. During the term of the 2010 Plan, no participant may receive stock options and SARs that relate to more than 20% of the maximum number of shares of our common stock that are authorized for awards under the 2010 Plan.

Under the 2010 Plan, the administrator may grant restricted stock that is forfeitable until certain vesting requirements are met, may grant restricted stock units (“RSUs”) which represent the right to receive shares of our common stock after certain vesting requirements are met (or cash under certain circumstances), and may grant unrestricted shares as to which the participant’s interest is immediately vested. For restricted awards, the 2010 Plan provides the administrator with discretion to determine the terms and conditions under which a participant’s interests in such awards become vested. The 2010 Plan also authorizes awards of deferred share units in order to permit certain directors, officers, consultants or select members of management to defer their receipt of compensation that would otherwise be payable in cash or shares of our common stock, including shares that would otherwise be issued upon the vesting of restricted stock and RSUs. Deferred share units represent a future right to receive shares of our common stock.

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Under the 2010 Plan, the administrator may grant performance-based awards in the form of performance units that the administrator may, or may not, designate as “performance compensation awards” that are intended to be exempt from applicable tax limitations. In either case, performance units will vest and/or become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, us, or any affiliate. Performance units will be payable in shares of common stock, cash or some combination of the two, subject to an individual participant limit, per performance period, of $2,000,000 (determined at the time of award) and 20% of the maximum number of shares of our common stock that are authorized for awards under the 2010 Plan. The administrator will decide the length of performance periods, but the periods may not be less than one fiscal year.

With respect to performance compensation awards, the 2010 Plan requires that the administrator specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under any applicable tax laws. Under the 2010 Plan, the possible performance measures for performance compensation awards will be limited for one or more of the following, applied in total or on a per share basis: basic, diluted or adjusted earnings per share; sales or revenue; EBITDA, or earnings before interest, taxes and other adjustments; basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; product development; product market share; research; licensing; litigation; human resources; information services; mergers, acquisitions and sales of assets or business units.

Each performance measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by us, or such other standard applied by the administrator and, if so determined by the administrator, and in the case of a performance compensation award, to the extent permitted under applicable tax laws, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative. As a condition to the issuance of shares of our common stock pursuant to awards, the 2010 Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares of our common stock.

Finally, the 2010 Plan authorizes the awarding of dividend equivalent rights to any eligible person. These rights may be independent of other awards, or attached to awards (other than stock options and SARs), and in all cases represent the participant’s right to receive cash payments or additional awards related to any dividends that we declare and pay to our stockholders during the term of the dividend equivalent right. Unless an award agreement provides otherwise, the distributions attributable to dividend equivalent rights that are attached to other awards shall occur when shares of our common stock are issued to settle the underlying award.

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the administrator permits lifetime transfers to charitable institutions, certain family members, or related trusts, or as otherwise approved by the administrator.

Adjustments of Awards

The administrator will equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the 2010 Plan but as to which no awards have yet been granted, or that have been returned to the 2010 Plan upon cancellation, forfeiture, or expiration of an award, as well as the exercise or other price per share covered by each such outstanding award and the limit on the

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number of shares that may be issued on the exercise of incentive stock options, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of our common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by us. In the event of any such transaction or event, the administrator may provide in substitution for any or all outstanding options under the 2010 Plan such alternative consideration, including securities of any surviving entity, as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the 2010 Plan.

Change in Control

In addition, in the event or in anticipation of a change in control, as defined in the 2010 Plan, the administrator may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of our stockholders or any participant with respect to his or her outstanding awards, except to the extent an award provides otherwise, take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of awards for any period, and may provide for termination of unexercised options and SARs at the end of that period, so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares of our common stock that otherwise would have been unvested and provide that our repurchase rights with respect to shares of our common stock issued upon exercise of an award shall lapse as to the shares of our common stock subject to such repurchase right; or (iii) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.

Unless an award agreement provides otherwise, in the event a participant holding an award assumed or substituted by the successor corporation in a change in control is involuntarily terminated, as defined in the 2010 Plan, by the successor corporation in connection with, or within 12 months following consummation of, the change in control, then any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested and exercisable in full in the case of options and SARs, and any repurchase right applicable to any shares of our common stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the participant’s termination. Finally, if we dissolve or liquidate, all awards will immediately terminate, subject to the ability of our Board to exercise any discretion that the Board may exercise in the case of a change in control.

Term

The term of the 2010 Plan is 10 years from February 14, 2011. Our Board may from time to time, amend, alter, suspend, discontinue, or terminate the 2010 Plan; provided that no amendment, suspension or termination of the 2010 Plan shall materially and adversely affect awards already granted unless it relates to an adjustment pursuant to certain transactions that change our capitalization or it is otherwise mutually agreed between the participant and the administrator. An amendment will not become effective without the approval of our stockholders if it either allows for a “re-pricing” within the meaning of federal securities laws, or increases the number of shares of common stock that may be issued under the 2010 Plan (other than changes to reflect certain corporate transactions and changes in capitalization as described above). Notwithstanding the foregoing, the administrator may amend the 2010 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Vote Required and Board of Directors Recommendation

Approval of this proposal will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated

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as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal. Broker non-votes will not have any effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE 2010 PLAN, TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 2010 PLAN.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2017:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity Compensation Plans Approved by Stockholders
2010 Plan and 2006 Plan (1)	46,431	$106.19	133,607
Employee Stock Purchase Plan	—	—	3,802
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	46,431	$106.19	137,409

(1)	After the adoption of our 2010 Plan in February 2011, no further option grants will be made under the 2006 Plan and, to the extent outstanding awards under the 2006 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2010 Plan.

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PROPOSAL 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors (the “Audit Committee”) has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2018, and urges you to vote for ratification of Grant Thornton LLP’s appointment. Grant Thornton LLP served as our independent registered public accounting firm since the fiscal year ended December 31, 2016. Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is not required by our Amended and Restated Bylaws (“Bylaws”) or otherwise. However, the Board of Directors is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

We expect representatives of Grant Thornton LLP to be present at the Annual Meeting and available to respond to appropriate questions by stockholders. Additionally, the representatives of Grant Thornton LLP will have the opportunity to make a statement if they so desire.

Principal Accountant Fees and Services

The following table presents the aggregate fees billed or accrued for professional services rendered by Grant Thornton LLP during the last two fiscal years:

Type	2017	2016
Audit Fees	$543,331	$663,534
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$543,331	$663,534

Audit Fees — This category includes the aggregate fees for professional services rendered by the independent auditor for the audit of our annual financial statements, review of financial statements included in our Registration Statement on Form S-3 and quarterly reports filed with the SEC, and services that are normally provided by the independent auditors in connection with other statutory and regulatory filings made by the Company during those fiscal years.

Audit Committee’s Pre-Approval Policies and Procedures

Before our independent registered public accounting firm is engaged by us to render audit or non-audit services, each such engagement is approved by our Audit Committee. From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our Audit Committee may delegate the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm to one or more subcommittees (including a subcommittee consisting of a single member). Any approval of services by a subcommittee of our Audit Committee pursuant to this delegated authority is reported at the next meeting of our Audit Committee.

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Vote Required and Board of Directors Recommendation

Stockholder ratification of Grant Thornton LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

We have reviewed and discussed with management and Grant Thornton LLP our audited financial statements. We discussed with Grant Thornton LLP the overall scope and plans of their audit. We met with Grant Thornton LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

With regard to the fiscal year ended December 31, 2017, the Audit Committee (i) reviewed and discussed with management our audited consolidated financial statements as of December 31, 2017, and for the year then ended; (ii) discussed with Grant Thornton LLP the matters required by Public Company Accounting Oversight Board (PCAOB) AS Section 1301, Communications with Audit Committees; (iii) received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee regarding independence; and (iv) discussed with Grant Thornton LLP their independence.

Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

Gary W. Mize, Chair
Ruth I. Dreessen
Johannes Minho Roth

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INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of our Board of Directors and our Code of Business Conduct and Ethics described below may be viewed on our website at http://ir.gevo.com under the heading “Corporate Governance.” Alternately, you can request a copy of any of these documents free of charge by writing to our Secretary, c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112.

Our Board of Directors has adopted corporate governance guidelines to assist the Board of Directors in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. The corporate governance guidelines are available for review on our website at http://ir.gevo.com under the heading “Corporate Governance.” These guidelines, which provide a framework for the conduct of our Board of Directors’ business, provide:

•	that the Board of Directors’ principal responsibility is to oversee the management of the Company;

•	criteria for Board of Directors membership;

•	that a majority of the members of the Board of Directors shall be independent directors;

•	limits on a director’s service on boards of directors of other public companies;

•	for the appointment of a lead independent director;

•	that the independent directors meet regularly in executive session;

•	that at least annually, the Board of Directors and its committees will conduct a self-evaluation; and

•	that directors have complete access to all officers and employees.

Director Independence

As required by NASDAQ listing standards, a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by our Board of Directors. The Board of Directors consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable NASDAQ listing standards.

The Board of Directors has unanimously determined that all of our current directors, other than Mr. Gruber, are “independent” directors as that term is defined by the NASDAQ listing standards. In making this determination, the Board of Directors has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director, that none of the independent directors has a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us). In addition, based upon such standards, the Board of Directors determined that Mr. Gruber is not “independent” because he is our Chief Executive Officer.

Board Leadership Structure

The Board of Directors believes that its current independent Chairman structure is best for our Company and provides good corporate governance and accountability. The Board of Directors does not have a fixed policy regarding the separation of the roles of the Chairman of the Board of Directors and the Chief Executive Officer because it believes the Board of Directors should be able to freely select the Chairman based on criteria that it

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deems to be in the best interests of the Company and its stockholders. The functions of the Board of Directors are carried out by the full Board of Directors, and when delegated, by the Board of Directors committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

Ms. Ruth I. Dreessen is the Chairman of our Board of Directors and Mr. Patrick Gruber is our Chief Executive Officer. Ms. Dreessen was originally recommended for nomination to our Board of Directors by Mr. Gruber and was appointed to the Board of Directors in 2012, and was subsequently elected to the Board of Directors by our stockholders at the 2014 Annual Meeting of Stockholders. The Board of Directors believes that the current structure of a separate Chairman of the Board of Directors and Chief Executive Officer is the optimum structure for the Company at this time.

Board Role in Risk Oversight

The risk oversight function of the Board of Directors is carried out by both the full Board of Directors and the Audit Committee. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest and oversees management of risks associated with environmental, health and safety concerns. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed about such risks by the committees.

Board Meetings and Annual Stockholders Meetings

The Board of Directors is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board of Directors and the Board of Directors committees. Regular communications between our directors and management also occur apart from meetings of the Board of Directors and Board of Directors committees. During 2017, there were twenty meetings of the Board of Directors. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and Board of Directors committees on which they served. While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. No directors or stockholders attended the 2017 Annual Meeting of Stockholders, other than Mr. Gruber.

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Information Regarding Board Committees

Our Board of Directors has established a standing Audit Committee, a standing Compensation Committee and a standing Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. All three committees operate under written charters adopted by our Board of Directors, each of which is available on our website at http://ir.gevo.com under the heading “Corporate Governance.” The following table provides membership and meeting information for fiscal year 2017 for each of the Board of Directors committees.

Name	Audit	Compensation	Nominating and Corporate Governance
Patrick R. Gruber	—	—	—
Ruth I. Dreessen	✓	✓	✓(+)
Andrew J. Marsh	—	✓(+)	—
Gary W. Mize	✓(+)	✓	—
Johannes Minho Roth	✓	—	—
William H. Baum	—	—	✓

Total meetings in fiscal year 2017	4	5	1

(+) Committee	Chair

Below is a description of each committee of our Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee appoints the independent registered public accounting firm; evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC; reviews our critical accounting policies and estimates; and annually reviews the Audit Committee charter and the committee’s performance.

The current members of our Audit Committee are Ruth I. Dreessen, Gary W. Mize and Johannes Minho Roth, each of whom is a non-employee member of our Board of Directors. Our Board of Directors has determined that all members of our Audit Committee meet the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has further determined that Ms. Dreessen is our audit committee financial expert, as that term is defined under the applicable rules of the SEC, and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ, a copy of which can be found on our website at http://ir.gevo.com under the heading “Corporate Governance.”

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Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also recommends to our Board of Directors the issuance of stock options and other awards under our stock plans. The Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board of Directors to grant stock awards under the Company’s equity incentive plans to persons who are not then subject to Section 16 of the Exchange Act.

The current members of our Compensation Committee are Ruth I. Dreessen, Andrew J. Marsh and Gary W. Mize, each of whom is a non-employee member of our Board of Directors. Mr. Marsh serves as the Chair of the committee. Our Board of Directors has determined that each of the members of our Compensation Committee is an independent or outside director under the applicable rules and regulations of the SEC, NASDAQ and the Code, relating to Compensation Committee independence. The Board of Directors also considered whether any member of the Compensation Committee has a relationship to us which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director, and whether such director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries. The Board of Directors concluded that there are no business relationships that would interfere with the exercise of independent judgment by any of the members of our Compensation Committee.

The Compensation Committee operates under a written charter, a copy of which can be found on our website at http://ir.gevo.com under the heading “Corporate Governance.” On an annual basis, the Compensation Committee reviews and evaluates its written charter and the performance of the committee and its members, including compliance of the committee with its written charter.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Ruth I. Dreessen, Andrew J. Marsh and Gary W. Mize. None of our executive officers currently serves, or served during 2017, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. No member of our Compensation Committee has ever been an executive officer or employee of the Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board of Directors concerning governance matters.

The current members of our Nominating and Corporate Governance Committee are Ruth I. Dreessen and William H. Baum, each of whom is a non-employee member of our Board of Directors. Ms. Dreessen serves as the Chair of the committee. Our Board of Directors has determined that each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of the SEC and NASDAQ relating to Nominating and Corporate Governance Committee independence. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which can be found on our website at http://ir.gevo.com under the heading “Corporate Governance.” On an annual basis, the Nominating and Corporate Governance Committee reviews and evaluates its written charter and the performance of the committee and its members, including compliance of the committee with its written charter.

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Consideration of Director Nominees

Director Qualifications

There are no specific minimum qualifications that the Board of Directors requires to be met by a director nominee recommended for a position on our Board of Directors, nor are there any specific qualities or skills that are necessary for one or more members of our Board of Directors to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Corporate Governance Committee considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board of Directors and its committees, including the following characteristics: experience, judgment, commitment (including having sufficient time to devote to the Company), skills, diversity and expertise appropriate for the Company. In assessing potential directors, the Nominating and Corporate Governance Committee may consider the current needs of the Board of Directors and the Company to maintain a balance of knowledge, experience and capability in various areas.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether a candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors at an annual meeting of stockholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee, c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, Attn: Secretary, by the time period set forth in our Bylaws. See “Stockholder Proposals and Director Nominations.”

Each written recommendation must set forth, among other information:

•	the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•	the class, series and number of shares of common stock of the Company, and any convertible securities of the Company, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•	any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•	any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder of record and any beneficial owner on whose behalf the nomination is being made has or shares a right to vote any shares of any class or series of the Company;

•	any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•	the proposed director candidate’s name, age, business address and residential address;

•	complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•	the class and number of shares of common stock of the Company that are beneficially owned by the proposed director candidate and any convertible securities of the Company that are beneficially owned by the director candidate as of the date of the written recommendation;

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•	a completed and signed questionnaire, representation and agreement from the director candidate, as further described in our Bylaws; and

•	any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.

Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as a director if so elected. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to director nominations.

If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above, the Secretary will provide the foregoing information to the Nominating and Corporate Governance Committee.

Evaluating Nominees for Director

Our Nominating and Corporate Governance Committee considers director candidates that are suggested by members of the committee, other members of our Board of Directors, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth in our Bylaws, as described above. Our Board of Directors has in the past engaged a third-party search firm to identify potential candidates for consideration by the Nominating and Governance Committee and election to our Board of Directors. The Nominating and Corporate Governance Committee may, in the future, retain third-party search firms to identify Board of Directors candidates on terms and conditions acceptable to the Nominating and Corporate Governance Committee to assist in the process of identifying or evaluating director candidates. The Nominating and Corporate Governance Committee evaluates all nominees for director using the same approach whether they are recommended by stockholders or other sources. The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of our Board of Directors and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the director nominee’s qualifications, diversity, skills and such other factors as it deems appropriate given the current needs of the Board of Directors, the committees and the Company, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Board of Directors, the committees and the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee will also determine whether the nominee must be independent for NASDAQ purposes, which determination will be based upon applicable NASDAQ listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating and Corporate Governance Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board of Directors.

The Nominating and Corporate Governance Committee will evaluate the proposed director’s candidacy, including proposed candidates recommended by stockholders, and recommend whether the Board of Directors should nominate the proposed director candidate for election by our stockholders.

Stockholder Communications with the Board of Directors

Any stockholder or interested party who desires to contact our Board of Directors, or specific members of our Board of Directors, may do so electronically by sending an email to the following address: directors@gevo.com. Alternatively, a stockholder may contact our Board of Directors, or specific members of

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our Board of Directors, by writing to: Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, Attn: Secretary. All such communications will be initially received and processed by the office of our Secretary. Communications concerning accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board of Directors, the non-employee directors or individual directors as appropriate.

The Board of Directors has instructed the Secretary to review all communications so received and to exercise his discretion not to forward to the Board of Directors correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the directors.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics which applies to all of our employees, officers (including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions), directors and consultants. The full text of our code of business conduct and ethics has been posted on our website at http://ir.gevo.com under the heading “Corporate Governance.” We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Stock Ownership Guidelines

Our Board of Directors believes that stock ownership by the Company’s directors and members of senior management better aligns their interests with those of our stockholders. Under the stock ownership guidelines established by the Board of Directors, each of the members of the Company’s senior management team and Board of has ownership targets for common stock of our company with an average market value equal to the following amounts for as long as he or she remains an executive officer or director:

Position	Stock Ownership Target
Chief Executive Officer	Three Times (3.0x) Base Salary
Other Senior Management (Senior Vice President or above)	Two Times (2.0x) Base Salary
Non-Employee Directors	Three Times (3.0x) Annual Cash Retainer

All individuals subject to these guidelines are expected to retain ownership of fifty percent (50%) of all stock received pursuant to equity incentive awards under the Company’s equity incentive plans (on an after-tax basis) until such individual’s applicable ownership level has been achieved. Each member of the senior management team is expected to meet the stock ownership guidelines within five years of the later of (i) April 14, 2016, and (ii) the date of hire. Each member of the Board of Directors is expected to meet the stock ownership guidelines within five years of the later of (i) April 14, 2016, and (ii) the date that he or she first becomes a member of the Board of Directors. All of our directors and named executive officers are within their applicable phase-in periods with respect to the stock ownership guidelines. Given the limited number of shares currently available for issuance under the 2010 Plan and the fact that no significant awards have been issued since 2015, achievement of the targets established under these stock ownership guidelines will be difficult.

The following securities count in determining compliance with the stock ownership guidelines: (i) shares owned outright by the executive or his or her immediate family members residing in the same household; (ii) restricted stock issued as part of an executive’s annual or other bonus whether or not vested; (iii) restricted stock units issued as part of an executive’s annual or other bonus whether or not vested (iv) shares acquired upon the exercise of employee stock options; (v) shares underlying unexercised employee stock options times a factor of thirty-three percent; and (vi) shares held in trust.

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DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

Our Board of Directors compensation policy provides for the following compensation to our non-employee directors:

Annual Equity Grant. Each non-employee director receives an annual equity grant under our stock incentive plan in an amount valued at $75,000, subject to approval by the Compensation Committee.

Annual Cash Retainers. Each non-employee member of our Board of Directors receives an annual cash retainer of $50,000. The Chairman receives an additional annual cash retainer of $25,000 and the Chair of the Audit Committee receives an additional annual cash retainer of $10,000. Annual cash retainers are paid in advance on July 1st of each year.

Each non-employee director is also reimbursed for reasonable travel and other expenses in connection with attending meetings of the Board of Directors and any committee on which he or she serves.

We do not compensate Mr. Gruber, our Chief Executive Officer, for his service on the Board of Directors.

2017 Director Compensation

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2017. In 2017, we did not grant equity awards to any of our non-employee directors.

Name	Fees earned or paid in cash ($)	All other compensation ($)	Total ($)
Ruth I. Dreessen	75,000	—	75,000
Gary W. Mize	60,000	—	60,000
Andrew J. Marsh	50,000	—	50,000
Johannes Minho Roth	50,000	—	50,000
William H. Baum	50,000	—	50,000

The aggregate number of stock option and restricted stock unit awards outstanding for each of our non-employee directors as of December 31, 2017, is as follows:

Name	Number of Vested Stock Options	Number of Unvested Stock Options	Number of Unvested Restricted Stock Units
Ruth I. Dreessen	565	136	125
Gary W. Mize	565	136	125
Andrew J. Marsh	565	136	125
Johannes Minho Roth	565	136	—
William H. Baum	—	—	—

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EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers, as of April 2, 2018:

Name	Age	Position(s)
Patrick R. Gruber	57	Chief Executive Officer and Director
Christopher M. Ryan	56	President and Chief Operating Officer
Geoffrey T. Williams, Jr.	49	General Counsel & Secretary
Bradford K. Towne	40	Chief Accounting Officer

Biographical information for Mr. Patrick Gruber is provided above in this proxy statement as part of Proposal 1 — Election of Directors.

Christopher M. Ryan. has served as President and Chief Operating Officer of the Company since June 2011 and as Chief Technology Officer of the Company since September 2012, having previously served the Company as its Executive Vice President, Business Development since June 2009. Prior to joining the Company, he co-founded NatureWorks in 1997. Mr. Ryan served as Chief Operating Officer for NatureWorks from 2008 to 2009 and Chief Technology Officer for NatureWorks from 2005 to 2008, where he was involved in the development and commercialization of that company’s new biobased polymer from lab-scale production in 1992 through the completion of a $300 million world-scale production facility. Prior to 1992, Mr. Ryan served for four years in Corporate R&D for specialty chemical company HB Fuller Company. He has over 21 years of experience in strategic leadership, business development and research and product development in biobased materials.

Geoffrey T. Williams, Jr. has served as General Counsel & Secretary of the Company since January 2016. Prior to joining the Company, he served as Chief Legal Officer and Secretary at Alacer Gold Corp., a publicly-traded gold mining company, from December 2011 until February 2014. From May 2009 through November 2011, he served as the Assistant General Counsel and Secretary of Intrepid Potash, Inc., a publicly-traded mining company. Prior to Intrepid Potash, Mr. Williams practiced corporate law for several large law firms where his practice focused on public and private mergers and acquisitions, corporate finance, securities offerings and regulation and corporate governance matters.

Bradford K. Towne has served as Chief Accounting Officer since January 2018. He previously served as the Company’s Controller from October 2016 to January 2018. From December 2014 to October 2016, Mr. Towne provided controller and technical accounting services for various public and private companies, including serving as the Director of Technical Accounting at Envision Healthcare, a provider of physician-led services and post-acute care, and ambulatory surgery services (March 2016 to October 2016), and Vice President, Corporate Controller, of Advanced Emissions Solutions, Inc., a company providing emissions solutions to customers in the power generation and other industries (December 2014 to August 2015). From February 2010 to November 2014, he worked in a number of roles for Dot Hill Systems Corp, a supplier of software and hardware storage systems, including most recently as Director of Accounting, responsible for overseeing accounting and SEC reporting functions. Mr. Towne began his career at KPMG LLP in 2001, where he spent 10 years serving in numerous roles in the audit practice. Mr. Towne holds a bachelor’s degree in accounting and finance from the University of Arizona and is an active Certified Public Accountant in the State of Colorado.

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EXECUTIVE COMPENSATION

2017 Summary Compensation Table

The following table summarizes the compensation earned by our named executive officers during the years ended December 31, 2016 and 2017.

Name and Principal Position	Year ($)	Salary ($)	Bonus ($)(1)		Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Patrick R. Gruber	2017	$500,000	$—		$—	$—	$43,920	(2)	$543,920
Chief Executive Officer	2016	500,000	182,500		—	—	44,834		727,334
Christopher M. Ryan President and Chief Operating Officer	2017	325,000	—		—	—	—		325,000
	2016	335,000	97,820		—	—	—		432,820
Michael J. Willis(3)	2017	308,000	150,000	(5)	—	—	43,873	(4)	501,873
Former Chief Financial Officer & EVP of Corporate Development and Strategy	2016	308,000	89,936		—	—	42,253		440,189

(1)	The “Bonus” column represents discretionary bonuses earned pursuant to our annual incentive bonus program. Under the terms of their respective employment agreements, each executive is eligible to receive a bonus based on the achievement of certain business goals set by our Board of Directors on an annual basis. The target annual bonuses for our named executive officers, expressed as a percentage of their base salary, are as follows: Mr. Gruber - 50%, Mr. Ryan -40% and Mr. Willis - 40%. In 2017, our Compensation Committee exercised its discretion and elected to pay no bonuses to employees, including our named executive officers, due to the financial condition of the Company.
(2)	Represents $23,726 for payments to maintain a corporate apartment and $20,194 for related tax gross-up assistance.
(3)	Mr. Willis resigned from his position with the Company, effective January 5, 2018
(4)	Represents $23,700 for payments to maintain a corporate apartment and $20,173 for related tax gross-up assistance.
(5)	Represents a $150,000 bonus payment pursuant to a transaction bonus agreement for the completion of a successful restructuring transaction (as defined in the transaction bonus agreement).

Outstanding Equity Awards at Fiscal Year-End

The following table shows the outstanding equity awards of our named executive officers as of December 31, 2017.

		Option Awards (1)				Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(2)
Patrick R. Gruber	7/29/2015	2,858	687	$43.80	07/29/2025	—	—
	7/29/2015	—	—	—	—	631	2,145
Christopher M. Ryan	7/29/2015	5,507	603	43.80	07/29/2025	—	—
	7/29/2015	—	—	—	—	554	1,882
Michael J. Willis	7/29/2015	2,507	603	43.80	07/29/2025	—	—
	7/29/2015	—	—	—	—	554	1,882

(1)	The stock or options awards vest in equal monthly installments over a period of 36 months from the applicable grant date.
(2)	Based on the closing price of a share of the Company’s stock of $0.59 on December 29, 2017, the last trading day of our fiscal year.

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Employment Arrangements

Patrick R. Gruber

On June 4, 2010, we entered into an employment agreement with Mr. Gruber, which became effective upon the closing of our initial public offering. Under his employment agreement (as amended in December 2011 and February 2015), Mr. Gruber’s base salary was initially set at $500,000 per year, subject to annual review and adjustment by our Board of Directors. Mr. Gruber is eligible to receive an annual bonus of up to 50% of his base salary based on the achievement of certain business goals set by our Board of Directors, and may receive additional bonus amounts at the discretion of our Board of Directors. Pursuant to the terms of the employment agreement, Mr. Gruber is eligible to receive an annual incentive award with a fair market value equal to $850,000 on the date of grant, consisting of restricted stock and/or stock options, and he is eligible to receive additional stock awards at the discretion of our Board of Directors.. Mr. Gruber is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.

If Mr. Gruber’s employment is terminated as a result of his disability or death, he or his estate will be entitled to receive his full base salary through the date of termination as well as an additional lump-sum payment equal to his annual base salary at the rate in effect at the time of such termination. If Mr. Gruber’s employment is terminated without cause (as defined in his employment agreement) (other than by death or disability), or if he terminates his employment with us for good reason (as defined in his employment agreement), he will be entitled to receive his full base salary through the date of termination, a bonus equal to the average of the annual bonuses paid to him in each of the three years preceding the termination, prorated to the date of termination, and, provided that he executes a general release of claims in favor of the Company within 60 days of the date of termination, he shall also receive a lump-sum payment equal to two years of his base salary then in effect plus 200% of his eligible bonus for the preceding year. Additionally, Mr. Gruber and his family will receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of 12 months following his termination date and, immediately prior to such termination date, all of his outstanding unvested stock options and other equity awards shall immediately vest.

Mr. Gruber’s employment agreement also provides certain payments and benefits to Mr. Gruber in circumstances involving a change of control, as described below in the section entitled “Potential Payments upon Termination and Change of Control” below.

Christopher M. Ryan

On June 4, 2010, we entered into an employment agreement with Mr. Ryan, which became effective upon the closing of our initial public offering. Under the employment agreement, Mr. Ryan’s base salary was initially set at $325,000 per year, subject to annual review and adjustment by our Board of Directors. Mr. Ryan is eligible to receive an annual bonus of up to 40% of his base salary based on the achievement of certain business goals set by our Board of Directors on an annual basis and may receive additional bonus amounts at the discretion of our Board of Directors. Pursuant to the terms of the employment agreement, Mr. Ryan is eligible to receive an annual incentive award with a fair market value equal to $200,000 on the date of grant, consisting of restricted stock and/or stock options, and is eligible to receive additional stock awards at the discretion of our Board of Directors. Mr. Ryan is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.

If Mr. Ryan’s employment is terminated as a result of his disability or death, he or his estate will be entitled to receive his full base salary through the date of termination as well as an additional lump-sum payment equal to his annual base salary at the rate in effect at the time of such termination. If Mr. Ryan’s employment is terminated without cause (as defined in his employment agreement) (other than by death or disability), or if he

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terminates his employment with us for good reason (as defined in his employment agreement), he will be entitled to receive his full base salary through the date of termination, a bonus equal to the average of the annual bonuses paid to him in each of the three years preceding the termination, prorated to the date of termination, and, provided that he executes a general release of claims in favor of the Company within 60 days of the date of termination, he shall also receive a lump-sum payment, equal to one year of his base salary then in effect plus 100% of his eligible bonus for the preceding year. Additionally, Mr. Ryan and his family will receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of six months following his termination date and, immediately prior to such termination date, all of his outstanding unvested stock options and other equity awards shall immediately vest.

Mr. Ryan’s employment agreement also provides certain payments and benefits to Mr. Ryan in circumstances involving a change of control, as described below in the section entitled “Potential Payments upon Termination and Change of Control” below.

Michael J. Willis

On April 10, 2014, we entered into an offer letter agreement with Mr. Willis, which provided for an initial annual base salary of $308,000 and an annual bonus of up to 40% of his base salary. Pursuant to the terms of the offer letter agreement, Mr. Willis is eligible to receive an annual incentive award with a fair market value consistent with the fair market value of awards granted to similarly situated employees of the Company. Mr. Willis is also entitled to reimbursement of his monthly apartment rental costs for three years and was entitled to participate in or receive benefits under all of our existing and future employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that were afforded generally to our executive officers.

On September 6, 2016, we entered into a transaction bonus agreement with Mr. Willis, which provided that we would pay Mr. Willis a $150,000 cash bonus upon the completion of a successful restructuring transaction (as defined in the transaction bonus agreement. The bonus amount under the transaction bonus agreement was earned by Mr. Willis in 2017.

If Mr. Willis’ employment was terminated without cause (as defined in his employment agreement) (other than by death or disability), or if he terminated his employment with us for good reason (as defined in his employment agreement), he would be entitled to receive his full base salary through the date of termination and, provided that he executed a general release of claims in favor of the Company within 50 days of the date of termination, he shall also receive a lump-sum payment, equal to one year of his base salary then in effect plus 100% of his eligible bonus. Additionally, Mr. Willis and his family would receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of six months following his termination date and, immediately prior to such termination date, all of his outstanding unvested stock options and other equity awards shall immediately vest. If Mr. Willis’ employment was terminated as a result of his disability or death, he or his estate would be entitled to receive his full base salary through the date of termination as well as an additional lump-sum payment equal to his annual base salary at the rate in effect at the time of such termination.

The offer letter agreement also provided certain payments and benefits to Mr. Willis in circumstances involving a change of control, as described below in the section entitled “Potential Payments upon Termination and Change of Control” below.

In connection with its strategic review of options to improve the cash flow profile of its business, on January 2, 2018, we entered into an agreement (the “Separation Agreement”) with Mr. Willis, pursuant to which Mr. Willis resigned from his position with the Company, effective January 5, 2018 (the “Termination Date”). Pursuant to the Separation Agreement, Mr. Willis is entitled to a lump sum payment of $200,000 from the Company and another lump sum payment equal to one hundred percent (100%) of the cost to continue his Company health care coverage pursuant to COBRA through June 30, 2018. The Separation Agreement also

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contemplated that the Company and Mr. Willis may enter into a consulting agreement pursuant to which Mr. Willis will provide certain advisory services to the Company. Mr. Willis forfeited all restricted stock unit and stock option awards to the extent that his interests therein did not vest on or before the Termination Date. With respect to vested stock options that Mr. Willis was entitled to exercise, Mr. Willis’s right to exercise such stock options ceased ninety (90) days after the Termination Date.

Potential Payments upon Termination and Change of Control

In June 2010, we entered into new employment agreements with each of Messrs. Gruber and Ryan which became effective upon the closing of our initial public offering. Under these employment agreements, in the event of a change of control, each of these executives (if still employed by the Company) is entitled to receive a lump-sum payment equal to two times the sum of (i) his annual base salary in effect immediately prior to such change of control and (ii) 100% of his eligible bonus for the year preceding the change of control. If upon or within 90 days after a change of control, any such executive is terminated without cause, or terminates his employment with us for good reason, he will keep the change of control payment described above and he and his family will be entitled to receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of six months following his termination date (or twelve months in the case of Mr. Gruber), but he will not be entitled to any other termination benefits.

In April 2014, Mr. Willis entered into a new offer letter agreement with the Company which provided that, in the event of a change of control, Mr. Willis would be entitled to receive a lump-sum payment equal to two times the sum of (i) his annual base salary in effect immediately prior to such change of control and (ii) 100% of his eligible bonus for the year preceding the change of control. As discussed above, on January 2, 2018, we entered into Separation Agreement with Mr. Willis, pursuant to which Mr. Willis resigned from his position with the Company, effective January 5, 2018, and pursuant to the Separation Agreement, Mr. Willis is entitled to a lump sum payment of $200,000 from the Company and another lump sum payment equal to one hundred percent (100%) of the cost to continue his Company health care coverage pursuant to COBRA through June 30, 2018.

On the date any such executive becomes entitled to receive a change of control payment, all of his outstanding unvested stock options and other equity awards shall immediately vest. Change of control is defined as the acquisition by any person or group of all or substantially all of our assets through sale, lease, transfer, conveyance or other disposition, or the acquisition by any person or group of beneficial ownership of more than 40% of our outstanding voting stock.

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The following table summarizes the potential payments and benefits payable to each of our named executive officers upon (i) a termination of employment without cause or resignation for good reason and (ii) a change of control (no termination required), as well as the additional benefits available upon termination without cause or resignation for good reason upon or within 90 days after a change of control, in each case assuming that such termination and change of control, where applicable, occurred on December 31, 2017.

	Termination without cause or resignation for good reason				Change of control (no termination required)			Termination without cause or resignation for good reason upon or within 90 days after a change of control(1)
Name	Salary ($)	Bonus ($)	Value of accelerated equity awards ($)(1)	Benefits ($)	Base salary ($)	Bonus ($)	Value of accelerated equity awards ($)(2)	Benefits ($)
Patrick R. Gruber	1,000,000	536,030	5,970	36,030	1,000,000	500,000	5,970	38,303
Christopher M. Ryan	335,000	154,103	5,236	33,505	670,000	268,000	5,236	34,619
Michael J. Willis(3)	308,000	128,175	5,144	8,292	616,000	246,400	5,144	8,530

(1)	In the event that one of the named executive officers is terminated without cause or resigns for good reason upon or within 90 days after a change of control, he shall receive the following benefits in addition to the payments and accelerated vesting triggered by such change of control, but he will not be entitled to any other termination benefits.
(2)	Amounts calculated based on the aggregate amount by which the fair market value of our common stock exceeded the aggregate exercise price of such awards as of December 31, 2017.
(3)	On January 2, 2018, we entered into Separation Agreement with Mr. Willis, pursuant to which Mr. Willis resigned from his position with the Company, effective January 5, 2018, and pursuant to the Separation Agreement, Mr. Willis received a lump sum payment of $200,000 from the Company, and another lump sum payment of $3,647, which is equal to one hundred percent (100%) of the cost to continue his Company health care coverage pursuant to COBRA through June 30, 2018. In addition, Mr. Willis received $7,107 for earned but unpaid salary, and $47,385 in accrued but unpaid vacation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of March 26, 2018 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer and each director; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

This table is based upon information supplied by our officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 26, 2018 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares and we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 22,705,171 shares of common stock outstanding on March 26, 2018.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
Named executive officers and directors:
Patrick R. Gruber(1)	3,679	*
Christopher M. Ryan(2)	2,674	*
Michael J. Willis(3)	2,507	*
Ruth I. Dreessen(4)	728	*
William H. Baum	—	*
Andrew J. Marsh(4)	728	*
Gary W. Mize(4)	728	*
Johannes Minho Roth(5)	728	*
All executive officers and directors as a group (9 persons)(6)	11,772	*

*	Represents beneficial ownership of less than 1%.
(1)	Includes 190 shares issuable pursuant to stock options exercisable and restricted stock units that vest within 60 days of March 26, 2018.
(2)	Includes 167 shares issuable pursuant to stock options exercisable and restricted stock units that vest within 60 days of March 26, 2018.
(3)	Represents zero shares issuable pursuant to stock options exercisable within 60 days of March 26, 2018.
(4)	Includes 38 shares issuable pursuant to stock options exercisable and restricted stock units that vest within 60 days of March 26, 2018.
(5)

Includes 38 shares issuable pursuant to stock options exercisable and restricted stock units that vest within 60 days of March 26, 2018. Mr. Roth is the Chief Executive Officer, Managing Director, Fund Manager and

GEVO, INC. | 2018 PROXY STATEMENT | 42

a member of the board of directors of FiveT Capital Holding AG. FiveT Investment Management, an affiliate of FiveT Capital Holding AG, owns common stock warrants exercisable within 60 days of March 26, 2018 to purchase 10,000 shares of common stock of the Company. Mr. Minho disclaims beneficial ownership of the warrants and the shares issuable pursuant to the warrants owned by FiveT Capital Holding AG, except to the extent of his pecuniary interest therein.
(6)	Includes 509 shares issuable pursuant to stock options exercisable and restricted stock units that vest within 60 days of March 26, 2018.

GEVO, INC. | 2018 PROXY STATEMENT | 43

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on the review of copies of the reports we have received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers and directors has timely filed applicable reports for transactions in our common stock during the year ended December 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

The Board of Directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board of Directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, the Board of Directors has followed the following standards: (i) all related party transactions must be fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board of Directors and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

Transactions with Related Persons

There have been no transactions, since January 1, 2017, to which we were a party or will be a party, in which the amount involved exceeded or will exceed $120,000 and in which a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation—Employment Arrangements” and “Director Compensation” above.

Indemnification Agreements with Directors and Executive Officers

We have entered into indemnification agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

GEVO, INC. | 2018 PROXY STATEMENT | 44

This year, a number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please (1) notify your broker, (2) direct your written request to Gevo, Inc., c/o Secretary, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112 or (3) call Investor Relations at (303) 858-8358. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. Any proposal of a stockholder intended to be included in our proxy statement for the 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 must be received by us no later than December 13, 2018, unless the date of our 2019 Annual Meeting of Stockholders is more than 30 days before or after May 30, 2019, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Secretary, at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112.

Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Secretary, at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 90th day nor earlier than the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

ANNUAL REPORT

We will provide to any stockholder entitled to vote at our Annual Meeting, at no charge, a copy of our Annual Report on Form 10-K, including the financial statements contained in the Form 10-K. Requests should be directed to: Gevo, Inc., Attention: General Counsel & Secretary, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado, 80112, telephone (303) 858-8358.

GEVO, INC. | 2018 PROXY STATEMENT | 45

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at our Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Geoffrey T. Williams, Jr.
General Counsel & Secretary

April 12, 2018

GEVO, INC. | 2018 PROXY STATEMENT | 46

APPENDIX A

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GEVO, INC.

GEVO, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.    The name of the Corporation is Gevo, Inc.

2.    The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware was June 9, 2005, under the name Methanotech, Inc.

3.    The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 11, 2011, and amended on June 7, 2013, July 7, 2014, April 17, 2015 and January 4, 2017 (the “Amended and Restated Certificate of Incorporation”).

4.    Upon the filing and effectiveness (the “Effective Time”), of this Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Corporation, each [                     ]1 shares of the Corporation’s Common Stock, par value $0.01 per share (“Common Stock”), issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above.

5.    The foregoing amendment was duly adopted in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware.

6.    Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Gevo, Inc. has caused this Certificate of Amendment to be executed as of this [        ], 2018.

GEVO, INC.

By:
Name:
Title:

[1]	To be any whole number between and including two (2) and twenty (20), at the discretion of the Board.

APPENDIX B

GEVO, INC.

AMENDED AND RESTATED

2010 STOCK INCENTIVE PLAN

Plan Document

(As Amended and Restated Effective                , 2018)

1.    Introduction.

(a)    Purpose. Gevo, Inc. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “Gevo, Inc. 2010 Stock Incentive Plan” (the “Plan”), for the following purposes: (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of Plan participants with those of the Company’s stockholders.

(b)    Effective Date. This Plan shall become effective on the closing date (the “Effective Date”) of the Company’s initial public offering; subject to the Plan’s receipt of stockholder approval beforehand in accordance with the Company’s governing instruments.

(c)    Definitions. Terms in the Plan and its Appendix that begin with an initial capital letter have the defined meaning set forth in Appendix I or elsewhere in this Plan, in either case unless the context of their use clearly indicates a different meaning.

(d)    Effect on Other Plans, Awards, and Arrangements. This Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan.

2.    Types of Awards. The Plan permits the granting of the following types of Awards according to the Sections of the Plan listed here:

Section 5      Stock Options

Section 6      Share Appreciation Rights (“SARs”)

Section 7      Restricted Shares, Restricted Share Units (“RSUs”), and Unrestricted Shares

Section 8      Deferred Share Units (“DSUs”)

Section 9      Performance and Cash-settled Awards

Section 10    Dividend Equivalent Rights

3.    Shares Available for Awards.

(a)    Generally. Subject to Section 3(b) and Section 13 below, the aggregate number of Shares which may be issued pursuant to Awards under the Plan is the sum of (i) 218,571 Shares, plus (ii) an amount equal to 20% of the issued and outstanding Shares as of June 15, 2018, plus (iii) any Shares which as of the Effective Date are subject to awards under the Prior Plan which are subsequently forfeited, cancelled, settled, or lapse unexercised. The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust. Notwithstanding the other provisions in this Section 3 to the contrary, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal 3,000,000 Shares, as such number may be adjusted pursuant to Section 13 below.

(b)    Replenishment; Counting of Shares. Any Shares reserved for Plan Awards will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary pursuant to an Award (for example, due to its settlement in cash rather than in Shares, or the Award’s forfeiture, cancellation, expiration, or net settlement without the issuance of Shares). Further, and to the extent permitted under Applicable Law, the maximum number of Shares available for delivery under the Plan shall not be reduced by any Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company’s or an Affiliate’s acquiring another entity. On the other hand, Shares that a Person owns and tenders in payment of all or part of the exercise price of an Award or in satisfaction of applicable Withholding Taxes shall not increase the number of Shares available for future issuance under the Plan.

4.    Eligibility.

(a)    General Rule. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those Persons to whom Awards may be granted. Each Award shall be evidenced by an Award Agreement that sets forth its Grant Date and all other terms and conditions of the Award, that is signed on behalf of the Company (or delivered by an authorized agent through an electronic medium), and that, if required by the Committee, is signed by the Eligible Person as an acceptance of the Award. The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b)    Award Limits per Person. During the term of the Plan, no Participant may receive Options and SARs that relate to more than 20% of the maximum number of Shares issuable under Section 3(a) of the Plan, as such number may be adjusted pursuant to Section 13 below. During any calendar year, no Participant may receive Incentive Stock Options or Awards in the aggregate (including Incentive Stock Options) that relate to more than 20% of the maximum number of Shares issuable under Section 3(a) of the Plan, as such number may be adjusted pursuant to Section 13 below.

(c)    Replacement Awards. Subject to Applicable Law (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant consent to surrender for cancellation some or all of the Awards or other grants that the Participant has received under this Plan or otherwise. An Award conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options and SARs, these other terms may not involve an exercise price that is lower than the exercise price of the surrendered Option or SAR unless the Company’s stockholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

5.    Stock Options.

(a)    Grants. Subject to the special rules for ISOs set forth in the next paragraph, the Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan, that may be immediately exercisable or that may become exercisable in whole or in part based on future events or conditions, that may include vesting or other requirements for the right to exercise the Option, and that may differ for any reason between Eligible Persons or classes of Eligible Persons, provided in all instances that:

(i)    the exercise price for Shares subject to purchase through exercise of an Option that is intended to be exempt from Code Section 409A shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date; and

(ii)    no Option shall be exercisable for a term ending more than ten years after its Grant Date.

(b)    Special ISO Provisions. The following provisions shall control any grants of Options that are denominated as ISOs; provided that ISOs may not be awarded unless the Plan receives stockholder approval within twelve (12) months after its Effective Date, and ISOs may not be granted more than ten (10) years after Board approval of the Plan.

(i)    Eligibility. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424.

(ii)    Documentation. Each Option that is intended to be an ISO must be designated in the Award Agreement as an ISO, provided that any Option designated as an ISO will be a Non-ISO to the extent the Option fails to meet the requirements of Code Section 422 or the provisions of this Section 5(b). In the case of an ISO, the Committee shall determine on the Date of Grant the acceptable methods of paying the exercise price for Shares, and it shall be included in the applicable Award Agreement.

(iii)    $100,000 Limit. To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds U.S. $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the U.S. $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the U.S. $100,000 limit, the most recently granted Options shall be reduced first. In the event that Code Section 422 is amended to alter the limitation set forth therein, the limitation of this paragraph and the corresponding references to the $100,000 limit throughout this Plan shall be automatically adjusted accordingly as of the date the amendment to Code Section 422 is effective.

(iv)    Grants to 10% Holders. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the ISO’s term shall not exceed five years from the Grant Date, and the exercise price shall be at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. In the event that Code Section 422 is amended to alter the limitations set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(v)    Substitution of Options. In the event the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Section, substitute ISOs for ISOs previously granted under the plan of the acquired company provided (A) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such shares is not more than the similar excess immediately before such substitution, and (B) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi)    Notice of Disqualifying Dispositions. By executing an ISO Award Agreement, each Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within the earlier of (A) two years of the Grant Date, or (B) one year after the exercise of the ISO being exercised. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

(c)    Method of Exercise. Each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares) at any time and from time to time prior to its expiration, but only pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement. Exercise shall occur by delivery of both written notice of exercise to the secretary of the Company, and payment of the full exercise price for the Shares being purchased. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i)    cash or check payable to the Company (in U.S. dollars);

(ii)    other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) are duly endorsed for transfer to the Company;

(iii)    a net exercise by surrendering to the Company Shares otherwise receivable upon exercise of the Option;

(iv)    a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(v)    any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until the Company has received sufficient funds to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d)    Exercise of an Unvested Option. The Committee in its sole discretion may allow a Participant to exercise an unvested Option, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Option.

(e)    Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

Reason for terminating Continuous Service	Option Termination Date
(I) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts.	Termination of the Participant’s Continuous Service, or when Cause first existed if earlier.

(II) Disability of the Participant.	Within one year after termination of the Participant’s Continuous Service.

(III) Retirement of the Participant.	Within six months after termination of the Participant’s Continuous Service.

(IV) Death of the Participant during Continuous Service or within 90 days thereafter.	Within one year after termination of the Participant’s Continuous Service.

(V) Other than any of the above.	Within 90 days after termination of the Participant’s Continuous Service.

If there is a Securities and Exchange Commission blackout period (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Option shall be extended until ten days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

(f)    Buyout. Subject to the provisions of Section 19, the Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, but subject to Applicable Law, if the Fair Market Value for Shares subject to any Option or Options is more than 50% below their exercise price for more than 30 consecutive business days, the Committee may unilaterally declare such Option to be terminated, effective on the date on which the Committee provides written notice to the Participant or other Option holder. The Committee may take such action with respect to any or all Options granted under the Plan and with respect to any individual Option holder or class or classes of Option holders, and the Committee shall not have any obligation to be uniform, consistent, or nondiscriminatory between classes of similarly-situated Option holders, except as required by Applicable Law (including any applicable stockholder approval requirements for a re-pricing or similar option cancellation program).

6.    SAR s.

(a)    Grants. The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan; provided that:

(i)    the exercise price for the Shares subject to each SAR shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date;

(ii)    no SAR shall be exercisable for a term ending more than ten years after its Grant Date; and

(iii)    each SAR shall, except to the extent a SAR Award Agreement provides otherwise, be subject to the provisions of Section 5(e) relating to the effect of a termination of Participant’s Continuous Service and Section 5(f) relating to buyouts, in each case with “SAR” being substituted for “Option.”

(b)    Settlement. Subject to the Plan’s terms, a SAR shall entitle the Participant, upon exercise of the SAR, to receive Shares having a Fair Market Value on the date of exercise equal to the product of the number of Shares as to which the SAR is being exercised, and the excess of (i) the Fair Market Value, on such date, of the Shares covered by the exercised SAR, over (ii) an exercise price designated in the SAR Award Agreement. Notwithstanding the foregoing, a SAR Award Agreement may limit the total settlement value that the Participant will be entitled to receive upon the SAR’s exercise, and may provide for settlement either in cash or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement. If, on the date on which a SAR or portion thereof is to expire, the Fair Market Value of the underlying Shares exceeds the aggregate exercise price of such SAR, then the SAR shall be deemed exercised and the Participant shall within ten days thereafter receive the Shares that would have been issued on such date if the Participant had affirmatively exercised the SAR on that date.

(c)    SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option, and shall have an exercise price that is not less than the exercise price of the related Option. A SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 6(b) above. Any SAR granted in tandem with an ISO will contain such terms as may be required to comply with the provisions of Code Section 422.

(d)    Effect on Available Shares. Upon each exercise of a SAR that is settled in Shares, only those Shares that are issued or delivered in settlement of the exercise shall be counted against the number of Shares available for Awards under the Plan.

7.    Restricted Shares, RSUs, and Unrestricted Share Awards.

(a)    Grant. The Committee may grant Restricted Share, RSU, or Unrestricted Share Awards to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan. The Committee shall establish as to each Restricted Share or RSU Award the number of Shares deliverable or subject to the Award (which number may be determined by a written formula), and the period or periods of time (the “Restriction Period”) at the end of which all or some restrictions specified in the Award Agreement shall lapse, and the Participant shall receive unrestricted Shares (or cash to the extent provided in the Award Agreement) in settlement of the Award. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, individual, group, or divisional performance criteria, Company performance, or other criteria selected by the Committee. The Committee may make Restricted Share and RSU Awards with or without the requirement for payment of cash or other consideration. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b)    Vesting and Forfeiture. The Committee shall set forth, in an Award Agreement granting Restricted Shares or RSUs, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to RSUs will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant to the extent either set forth in an Award Agreement or required by Applicable Laws.

(c)    Certificates for Restricted Shares. Unless otherwise provided in an Award Agreement, the Company shall hold certificates representing Restricted Shares and dividends (whether in Shares or cash) that accrue with respect to them until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

(d)    Section 83(b) Elections. A Participant may make an election under Code Section 83(b) (the “Section 83(b) Election”) with respect to Restricted Shares. A Participant who has received RSUs may, within ten days after receiving the RSU Award, provide the Committee with a written notice of his or her desire to make a Section 83(b) Election with respect to the Shares subject to such RSUs. The Committee may in its discretion convert the Participant’s RSUs into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s RSU Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares. A Section 83(b) Election will be invalid if not filed with the Company and the appropriate U.S. tax authorities within 30 days after the Grant Date of the RSUs that are thereafter replaced by the Restricted Shares or, if inapplicable, the original Restricted Share Award.

(e)    Deferral Elections for RSUs. To the extent specifically provided in an Award Agreement, a Participant may irrevocably elect, in accordance with Section 8 below, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant both more than 12 months after the date of the Participant’s deferral election and upon the vesting of an RSU Award. If the Participant makes this election, the Company shall credit the Shares subject to the election, and any associated Shares attributable to Dividend Equivalent Rights attached to the Award, to a DSU account established pursuant to Section 8 below on the date such Shares would otherwise have been delivered to the Participant pursuant to this Section.

(f)    Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying RSUs), the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise and subject to Section 11 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

8.    DSUs.

(a)    Elections to Defer. The Committee may make DSU awards to Eligible Persons pursuant to Award Agreements (regardless of whether or not there is a deferral of the Eligible Person’s compensation), and may permit select Eligible Persons to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred. Notwithstanding the foregoing sentence, a Participant’s Election Form will be ineffective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect. For any Participant who is subject to U.S. income taxation, the Committee shall only authorize deferral elections under this Section (i) pursuant to written procedures, and using written Election Forms, that satisfy the requirements of Code Section 409A, and (ii) only by Eligible Persons who are Directors, Consultants, or members of a select group of management or highly compensated Employees (within the meaning of ERISA).

(b)    Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(c)    Issuances of Shares. Unless an Award Agreement expressly provides otherwise, the Company shall settle a Participant’s DSU Award, by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to –

(i)    the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service, and

(ii)    the Company’s acceptance of the Participant’s distribution election form executed at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a), provided that the Participant may change a distribution election through any subsequent election that (A) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (B) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d)    Emergency Withdrawals. In the event that a Participant suffers an unforeseeable emergency within the contemplation of this Section, the Participant may apply to the Committee for an immediate distribution of all or a portion of the Participant’s DSUs. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Code Section 152) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, may require independent verification of the emergency, and may determine whether or not to provide the Participant with cash or Shares. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value on the date of the distribution equal to any cash paid to the Participant pursuant to this Section. For all DSUs granted to Participants who are U.S. taxpayers, the term “unforeseeable emergency” shall be interpreted in accordance with Code Section 409A.

(e)    Termination of Service. For purposes of this Section, a Participant’s “Continuous Service” shall only end when the Participant incurs a “separation from service” within the meaning of Treasury Regulations § 1.409A-1(h). A Participant shall be considered to have experienced a termination of Continuous Service when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any Affiliate after a certain date, or (ii) that the level of bona fide services the Participant will perform after such date (whether as an Employee, Director, or Consultant) are reasonably expected to permanently decrease to no more than 50% of the average level of bona fide services performed by such Participant (whether as an Employee, Director, or Consultant) over the immediately preceding 36-month period (or full period of services to the Company and its Affiliates if the Participant has been providing such services for less than 36 months).

9.    Performance and Cash-Settled Awards.

(a)    Performance Units. Subject to the limitations set forth in paragraph (b) hereof, the Committee may in its discretion grant Performance Awards, including Performance Units to any Eligible Person, including Performance Unit Awards that (i) have substantially the same financial benefits and other terms and conditions as Options, SARs, RSUs, or DSUs, but (ii) are settled only in cash. All Awards hereunder shall be made pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan.

(b)    Performance Compensation Awards. Subject to the limitations set forth in this Section, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), and has terms and conditions designed to qualify as such. With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being defined below). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance

(c)    Limitations on Awards. The maximum Performance Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period, without regard to time of vesting or exercisability, shall not together exceed the limitation set forth in Section 4(b) above, as adjusted pursuant to Section 13 below (or, for Performance Units to be settled in cash, U.S. $2,000,000 determined on the Grant Date). The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will be credited as DSUs or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Code Section 162(b).

(d)    Definitions.

(i)    ”Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii)    ”Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): income or profit, including but not limited to basic, diluted, or adjusted earnings per share, earnings before interest, taxes, and/or other adjustments (in total or on a per share basis), basic or adjusted net income, gross margin, or similar income or profit measure; returns on equity, assets, capital, revenue or similar return measure; economic profit, economic value added, or similar measure of residual income; revenues or sales; working capital; cash usage; total stockholder return; and costs, product development, technology development, market share, research, securement of intellectual property rights, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii)    ”Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(e)    Deferral Elections. At any time prior to the date that is both at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to a Performance Award and at which time vesting or payment is substantially uncertain to occur, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to this Section.

10.    Dividend Equivalent Rights. The Committee may grant Dividend Equivalent Rights to any Eligible Person, and may do either pursuant to an Award Agreement that is independent of any other Award, or through a provision in another Award (other than an Option or SAR) that Dividend Equivalent Rights attach to the Shares underlying the Award. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to a Restricted Stock Award, Restricted Stock Unit Award, Deferred Share Unit, or Performance Share Award.

(a)    Nature of Right. Each Dividend Equivalent Right shall represent the right to receive amounts based on the dividends declared on Shares as of all dividend payment dates during the term of the Dividend Equivalent Right as determined by the Committee. Unless otherwise determined by the Committee, a Dividend Equivalent Right shall expire upon termination of the Participant’s Continuous Service, provided that a Dividend Equivalent Right that is granted as part of another Award shall expire only when the Award is settled or otherwise forfeited.

(b)    Settlement. Unless otherwise provided in an Award Agreement, Dividend Equivalent Rights shall be paid out on the (i) on the record date for dividends if the Award occurs on a stand-alone basis, and (ii) on the vesting or later settlement date for another Award if the Dividend Equivalent Right is granted as part of it. Payment of all amounts determined in accordance with this Section shall be in Shares, with cash paid in lieu of fractional Shares, provided that the Committee may instead provide in an Award Agreement for cash settlement of all or part of the Dividend Equivalent Rights. Only the Shares actually issued pursuant to Dividend Equivalent Rights shall count against the limits set forth in Section 3 above.

(c)    Other Terms. The Committee may impose such other terms and conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Award Agreement. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Awards. The Committee may also authorize, for any Participant or group of Participants, a program under which the payments with respect to Dividend Equivalent Rights may be deferred pursuant to the terms and conditions determined under Section 9 above.

11.    Taxes; Withholding.

(a)    General Rule. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, nor any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold any Participant harmless from any or all of such taxes. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all required Withholding Taxes. Except to the extent otherwise either provided in an Award Agreement or thereafter authorized by the Committee, the Company or any Affiliate will satisfy required Withholding Taxes that the Participant has not otherwise arranged to settle before the due date thereof –

(i)    first from withholding the cash otherwise payable to the Participant pursuant to the Award;

(ii)    then by withholding and cancelling the Participant’s rights with respect to a number of Shares that (A) would otherwise have been delivered to the Participant pursuant to the Award, and (B) have an aggregate Fair Market Value equal to the Withholding Taxes (such withheld Shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of the withholding); and

(iii)    finally, withholding the cash otherwise payable to the Participant by the Company.

The number of Shares withheld and cancelled to pay a Participant’s Withholding Taxes will be rounded up to the nearest whole Share sufficient to satisfy such taxes, with cash being paid to the Participant in an amount equal to the amount by which the Fair Market Value of such Shares exceeds the Withholding Taxes.

(b)    U.S. Code Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate (i) to exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

(c)    Unfunded Tax Status. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Person any rights that are greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under the Plan at all times constitute an unsecured claim against the general assets of the Company for the collection of benefits as they come due. Neither the Participant nor the Participant’s duly-authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company.

12.    Non-Transferability of Awards.

(a)    General. Except as set forth in this Section, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section.

(b)    Limited Transferability Rights. The Committee may in its discretion provide in an Award Agreement that an Award in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(c)    Death. In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution).

13.    Change in Capital Structure; Change in Control; Etc.

(a)    Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the exercise or other price per Share covered by each such outstanding Award and the limit on the number of Shares that may be issued on the exercise of Incentive Stock Options, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of cash or securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b)    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c)    Change in Control. In the event of a Change in Control but subject to the terms of any Award Agreements or employment-related agreements between the Company or any Affiliates and any Participant, each outstanding Award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the transaction. Notwithstanding the foregoing, instead of having outstanding Awards be assumed or replaced with equivalent awards by the Successor Company, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):

(i)    accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right;

(ii)    arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards (with the Committee determining the amount payable to each Participant based on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee);

(iii)    terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change in Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation;

(iv)    make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 13 above.

In the event the Administrator elects a method of payment that is intended to comply with Treasury Regulation section 1.409A-3(i)(5)(iv), the Administrator may provide that any payments that otherwise would be made after the five-year anniversary of the Change in Control Event shall be forfeited.

Unless otherwise expressly provided in an Award Agreement or in any employment-related agreement between the Company or any Affiliate and the Participant, in the event a Participant is Involuntarily Terminated on or within 12 months (or other period set forth in an Award Agreement) following a Change in Control, then any Award that is assumed or substituted pursuant to this Section shall accelerate and become fully vested (and become exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares underlying the Award shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s Involuntary Termination.

14.    Termination, Rescission and Recapture of Awards.

(a)    Each Award under the Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, to the extent provided in an Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b), (c), and (e) hereof (collectively, the “Conditions”).

(b)    A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c)    Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d)    Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e)    If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one year after its termination for any reason, a Participant (x) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (y) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (z) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f)    Within ten days after receiving notice from the Company of any such activity described in Section 14(e) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g)    Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b), (c), or (e) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(h)    All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i)    If any provision within this Section is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law. Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section shall not be applicable to any Participant from and after his or her termination of Continuous Service after a Change in Control.

15.    Recoupment of Awards. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, if and to the extent –

(a)    the granting, vesting, or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(b)    in the Committee’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and

(c)    (a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (b) of this Section.

In each instance, the Committee will, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.

16.    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

17.    Administration of the Plan. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and may prescribe, amend, and rescind such rules, regulations, and procedures for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(a)    Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(b)    Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i)    to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii)    to determine, from time to time, the Fair Market Value of Shares;

(iii)    to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv)    to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v)    to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi)    to the extent consistent with the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii)    to require, as a condition precedent to the grant, vesting, exercise, settlement, and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Committee may require, in its sole discretion, which form may include any other provisions, e.g. confidentiality and restrictions on competition, that are found in general claims release agreements that the Company utilizes or expects to utilize);

(viii)    in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Award, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant may be permitted through the use of such an automated system; and

(ix)    to make all interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.

(c)    Local Law Adjustments and Sub-plans. To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub- plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.

(d)    Action by Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other employee of the Company or any Affiliate, the Company’s independent certified public accounts, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(e)    Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, and all determination the Committee makes pursuant to the Plan shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(f)    No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who in good faith takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(g)    Expenses. The expenses of administering the Plan shall be borne jointly and severally by the Company and its Affiliates.

18.    Modification of Awards and Substitution of Options. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that the Plan would permit for a new Award. However, except in connection with a Change in Control or as approved by the Company’s stockholders for any period during which it is subject to the reporting requirements of the Exchange Act, the Committee may not cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant at a lower exercise price, or granting a replacement award of a different type, or otherwise allowing for a “repricing” within the meaning of applicable federal securities laws. Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless either (i) the Participant provides written consent to the modification, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.

19.    Plan Amendment and Termination. The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 13 above) unless such change is authorized by the stockholders of the Company. A termination or amendment of the Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend the Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof. Furthermore, neither the Company nor the Committee shall, without stockholder approval, either (a) allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures, or (b) cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement award of a different type.

20.    Term of Plan. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten years after its Effective Date as determined under Section 1(b) above. No Awards shall be made under the Plan after its termination.

21.    Governing Law. The terms of this Plan shall be governed by the laws of the State of Delaware, within the United States of America, without regard to the State’s conflict of laws rules.

22.    Laws and Regulations.

(a)    General Rules. This Plan, the granting of Awards, the exercise of Options and SARs, and the obligations of the Company hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Company may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to the Plan.

(b)    Black-out Periods. Notwithstanding any contrary terms within the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws.

23.    No Stockholder Rights. Neither a Participant nor any transferee or Beneficiary of a Participant shall have any rights as a stockholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to such Participant, transferee, or Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for Restricted Shares), notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan or an Award Agreement.

APPENDIX I

DEFINITIONS

As used in the Plan, the following terms have the meanings indicated when they begin with initial capital letters within the Plan:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, a Performance Award, or Dividend Equivalent Rights, or any combination thereof, whether alternative or cumulative.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Cause” means (i) gross negligence, willful misconduct, insubordination, or other material malfeasance or non-feasance by the Participant in the performance of his duties; (ii) the Participant’s unauthorized disclosure of confidential information about the Company; (iii) the Participant’s material breach of any employment, consulting, confidentiality, non-disclosure, non-competition or similar agreement between the Participant and the Company; (iv) the Participant’s conviction of, plea of nolo contendere to, or written admission of the commission of, a felony; (v) any act by the Participant involving fraud or misrepresentation with respect to his duties for the Company, which has resulted or likely will result in material damage to the Company; (vi) any act by the Participant constituting a failure to follow the directions of the either the Company’s Chief Executive Officer or the Board, provided that, the Board provides written notice of such failure to the Participant and the failure continues for fifteen (15) days after the Executive’s receipt of such notice; (vii) the Participant’s material breach of any provision of the Plan or any Award Agreement; (viii) any act of Participant involving moral turpitude that adversely affects Participant’s ability to serve the Company; (ix) Participant’s violation of any federal, state or local law or regulation applicable to the Company or its businesses that causes material injury to the Company (including, without limitation, the reputation of the Company) or Participant’s intentional or knowing violation of any law or regulation applicable to the Company; or (x) Participant’s conduct that constitutes a material breach of any statutory or common law duty of loyalty to the Company. For purpose of this paragraph, no act or failure to act by the Participant shall be considered “willful” if such act or failure to act was in good faith and with the reasonable belief that the act or omission was in the best interests of the Company, or occurred at the direction of the Board. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate. Furthermore, a Participant’s Continuous Service shall be deemed to have terminated for Cause within the meaning hereof if, at any time (whether before, on, or after termination of the Participant’s Continuous Service), facts or circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means, unless another definition is set forth in an Award Agreement, the first of the following to occur after the Effective Date:

(i)    Acquisition of Controlling Interest. Any Person (other than Persons who are Employees at any time more than one year before a transaction) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (i) securities acquired from the Company by or for the Person shall not be taken into account, and (ii) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be a Change in Control, as reasonably determined by the Board.

(ii)    Change in Board Control. During any consecutive two-year period commencing after the date of adoption of this Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board. A new Director shall be considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.

(iii)    Merger. The Company consummates a merger, or consolidation of the Company with the any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 % of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees at any time more than one year before the transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50 % or more of the combined voting power of the Company’s then outstanding securities.

(iv)    Sale of Assets. The stockholders of the Company approve an agreement for the sale of disposition by the Company of all, or substantially all, of the Company’s assets.

(v)    Liquidation or Dissolution. The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of either (i) the Company’s initial public offering of its Shares, or (ii) any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in any entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or its successor, provided that the term “Committee” means (i) the Board when acting at any time in lieu of the Committee, (ii) with respect to any decision involving an Award intended to satisfy the requirements of Code Section 162(m), a committee consisting of two or more Directors of the Company who are “outside directors” within the meaning of Code Section 162(m), and (iii) with respect to any decision relating to a Reporting Person, a committee consisting of solely of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means Gevo, Inc., a Delaware corporation; provided that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Company Stock” means common stock of the Company. In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 13), the Shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

“Consultant” means any person (other than an Employee or Director), including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination, as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave). Notwithstanding anything to the contrary contained in the Plan, an Investor Director Provider shall be deemed to have Continuous Service for so long as the Investor Director Provider makes available for service as a member of the Board at least one individual who provides services to, owns equity interests in, or is otherwise employed by, such investor or any of its Affiliates.

“Deferred Share Units” or “DSUs” mean Awards pursuant to Section 8 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means (i) for an ISO, that the Participant is disabled within the meaning of Code Section 22(e)(3), and (ii) for other Awards, a condition under which that the Participant –

(i)    is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii)    is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.

“Dividend Equivalent Rights” means Awards pursuant to Section 10 of the Plan, which may be attached to other Awards.

“Eligible Person” means any Consultant, Director, Investor Director Provider, or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Employer” means the Company and each Subsidiary and Affiliate that employs one or more Participants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the fair market value of the Company Stock as of such date based on the then prevailing prices of the Company Stock on the New York Stock Exchange, the American Stock Exchange, NASDAQ or such other stocks exchange as the Company Stock is then listed for trading (and, if none, as determined by the Committee in good faith based on relevant facts and circumstances).

“Grant Date” means the later of (i) the date designated as the “Grant Date” within an Award Agreement, and (ii) date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practical thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“Incentive Stock Option” (or “ISO”) means, an Option that qualifies for favorable income tax treatment under Code Section 422.

“Investor Director Provider” means any investor in the Company (or Affiliate of such investor) (a) an employee, direct or indirect owner or service provider of which serves as a Director and (b) with respect to which investor, such Director and such investor (or Affiliate) agree that the investor (or Affiliate) will receive any Awards that such Director otherwise would receive.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control:

(i)    termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or

(ii)    voluntary resignation by the Participant through the following actions: (1) the Participant provides the Company with written notice of the existence of one of the events, arising without the Participant’s consent, listed in clauses (A) through (C), below within thirty (30) days of the initial existence of such event; (2) the Company fails to cure such event within thirty (30) days following the date such notice is given; and (3) the Participant elects to voluntarily terminate employment within the ninety (90) day period immediately following such event. The events include: (A) a material reduction in the Participant’s authority, duties, and responsibilities , (B) the Participant being required to relocate his place of employment, other than a relocation within fifty (50) miles of the Participant’s principal work site at the time of the Change in Control, or (C) a material reduction in the Participant’s Base Salary other than any such reduction consistent with a general reduction of pay for similarly-situated Participants.

“Non-ISO” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.

“Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

“Participant” means any Eligible Person who holds an outstanding Award.

“Performance Awards” mean Awards granted pursuant to Section 9.

“Performance Unit” means an Award granted pursuant to Section 9(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this Gevo, Inc. 2010 Stock Incentive Plan.

“Prior Plan” means the Gevo, Inc. 2006 Omnibus Securities and Incentive Plan.

“Recapture” and “Rescission” have the meaning set forth in Section 14 of the Plan.

“Reimbursement” has the meaning set forth in Section 15 of the Plan.

“Reporting Person” means an Employee, Director, or Consultant who is subject to the reporting requirements set forth under Rule 16b-3.

“Restricted Share” means a Share of Company Stock awarded with restrictions imposed under Section 7.

“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Shares or cash upon the lapse of restrictions imposed under Section 7.

“Retirement” means a Participant’s termination of employment after age 65.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Share” means a share of Common Stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“SAR” or “Share Appreciation Right” means a right to receive amounts awarded under Section 6.

“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company.

“Unrestricted Shares” mean Shares (without restrictions) awarded pursuant to Section 7 of the Plan.

“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with any Award.

VOTE BY INTERNET - www.proxyvote.com
GEVO, INC. 345 INVERNESS DRIVE SOUTH BUILDING C, SUITE 310 ENGLEWOOD, CO 80112

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		☐	☐	☐
1.	Election of Class II Directors
Nominees
01 Andrew J. Marsh 02 Johannes Minho Roth
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain
2

To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company's common stock, par value $0.01 per share, by a ratio of not less than one-for-two and not more than one-for-twenty at any time on or prior to June 5, 2018, with the exact ratio to be set at a whole number within this range by the Board of Directors of the Company in its sole discretion.

						☐	☐	☐
3	To approve an amendment and restatement of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan.					☐	☐	☐
4	To ratify the appointment of Grant Thornton LLP our independent registered public accounting firm for the fiscal year ending December 31, 2018.					☐	☐	☐
NOTE: To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

You can find directions to our offices for the meeting by visiting our website at http://www.gevo.com/contact

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement, Telephone/Internet insert (BR supplied) is/are available at www.proxyvote.com

GEVO, INC. 2018 Annual Meeting of Stockholders May 30, 2018, 2:00 PM (MDT) This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Patrick R. Gruber and Bradford K. Towne, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of GEVO, INC. that the stockholder(s) is/are entitled to vote at the 2018 Annual Meeting of Stockholder(s) to be held at 2:00 PM, MDT on May 30, 2018, at 345 INVERNESS DRIVE SOUTH, BUILDING C, SUITE 310, ENGLEWOOD, CO 80112, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side